Exhibit 99.3

LEASE AGREEMENT

Dated as of February 23, 2015

between

DREAMWORKS ANIMATION SKG, INC.,

as the Tenant

and

DW GLENDALE CA LANDLORD, LLC,

as the Landlord

TABLE OF CONTENTS

1.	Certain Definitions	1

2.	Demise of Leased Premises	1

3.	Title and Condition	1

4.	Use of Leased Premises; Quiet Enjoyment	3

5.	Term	3

6.	Rent	4

7.	Net Lease; Non-Terminability	5

8.	Payment of Impositions; Compliance with Legal Requirements and Insurance Requirements	6

9.	Liens; Recording and Title	7

10.	Indemnification	8

11.	Maintenance and Repair	10

12.	Alterations	11

13.	Condemnation	12

14.	Insurance	13

15.	Restoration	17

16.	Subordination to Financing	18

17.	Assignment, Subleasing	19

18.	Permitted Contests	20

19.	Conditional Limitations; Default Provisions	21

20.	Landlord’s Default	22

21.	Additional Rights of Landlord and Tenant	23

22.	Notices	24

23.	Estoppel Certificates	25

24.	Surrender and Holding Over	25

25.	No Merger of Title	26

26.	Definition of Landlord	26

27.	Hazardous Substances	26

28.	Entry by Landlord	27

29.	No Usury	27

30.	Withholdings	28

31.	Financial Statements	28

i

32.	Right of First Refusal	28

33.	Separability	29

34.	Miscellaneous	30

35.	California Specific Provisions	31

EXHIBIT A	Legal Description
EXHIBIT B	Basic Rent
EXHIBIT C	Purchase Procedure
EXHIBIT D	Memorandum of Lease
EXHIBIT E	Form of Confidentiality Agreement

APPENDIX A	Definitions

ii

LEASE

THIS LEASE (as amended, supplemented or otherwise modified from time to time, this “Lease”) made as of February 23, 2015, by and between DW GLENDALE CA LANDLORD, LLC, a Delaware limited liability company, as landlord, having an office at c/o SunTrust Equity Funding, LLC, 3333 Peachtree Road, NE , 10th Floor, Atlanta, Georgia 30326, and DREAMWORKS ANIMATION SKG, INC., a Delaware corporation, as tenant, having an office at 1000 Flower Street, Glendale, California 91201.

In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant, intending to be legally bound, hereby covenant and agree as follows:

1. Certain Definitions. All capitalized terms, unless otherwise defined herein, shall have the respective meanings ascribed to such terms in Appendix A annexed hereto and by this reference incorporated herein.

2. Demise of Leased Premises. Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the Leased Premises.

3. Title and Condition.

(a) The Leased Premises are demised and let subject to (i) the Permitted Encumbrances and (ii) the condition of the Leased Premises as of the Closing Date, without representation or warranty by Landlord; it being understood and agreed, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any thereof which for any reason may have expired.

(b) LANDLORD HAS NOT MADE AND WILL NOT MAKE ANY INSPECTION OF ANY OF THE LEASED PREMISES, AND LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES “AS IS”, AND TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE, AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS FOR USE OR DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO LANDLORD’S TITLE THERETO, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. Tenant acknowledges that the Leased Premises are of its selection and to its specifications, and that the Leased Premises have been inspected by Tenant and are satisfactory to it. In the event of any defect or deficiency in any of the Leased Premises of any nature, whether patent or latent, Landlord shall not have any responsibility or liability with respect thereto or for any incidental or consequential damages (including strict liability in tort). The provisions of this Paragraph 3(b) have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any warranties or representations by Landlord, express or implied, with respect to any of the Leased Premises, arising pursuant to the Uniform Commercial Code or any other law now or hereafter in effect or otherwise.

(c) Tenant acknowledges and agrees that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found such title to be satisfactory for all purposes contemplated by this Lease as of the date hereof.

(d) Landlord hereby assigns, without recourse or warranty whatsoever, to Tenant, all Guaranties. Such assignment shall remain in effect until the termination of this Lease, provided that Landlord shall retain the right to enforce the Guaranties in the name of Tenant during the continuance of an Event of Default. Any monies collected by Tenant (net of reasonable out-of-pocket collection expenses and net of that portion of such monies actually used for any repair, restoration or corrective action relating to such Guaranty) under any of the Guaranties during the continuation of an Event of Default shall be held in trust by Tenant and promptly paid over to Landlord. Landlord hereby agrees to execute and deliver, at Tenant’s expense, such further documents, including powers of attorney, as Tenant may reasonably request in order that Tenant may have the full benefit of the assignment effected by this Paragraph 3(d). Upon the termination of this Lease, the Guaranties shall automatically revert to Landlord. The foregoing provision of reversion shall be self-operative and no further instrument of reassignment shall be required, provided that, in confirmation of such reassignment, Tenant shall promptly execute and deliver such instruments which Landlord may reasonably request in such form and substance as is reasonably acceptable to Tenant. In the event that any Guaranty is not assignable to Tenant or if Landlord’s rights under any Guaranty cannot otherwise be exercised by Tenant, Landlord shall reasonably cooperate (at no cost to Landlord) with Tenant with respect such actions as may be reasonably requested by Tenant (including execution of documents in form and substance reasonably acceptable to Landlord) in order to exercise Landlord’s rights under such Guaranty.

(e) Landlord agrees to enter into, at Tenant’s expense, such Record Agreements as reasonably requested by Tenant, subject to Landlord’s approval of the form and substance thereof, not to be unreasonably withheld, conditioned or delayed; provided, however, that no such Record Agreement shall result in any material diminution in the value or utility of the Leased Premises for use as a corporate headquarters campus or general office (such use, together with all ancillary uses which are compatible with such use and are for the benefit of Tenant’s and/or any of its subtenant’s Affiliates, partners, employees, clients and guests (and not for the benefit of the “general public”), is referred to herein as a “Facility”) and, further provided, that no such Record Agreement shall (i) render the use of the Leased Premises dependent upon any other property or condition or (ii) affect Tenant’s obligations under this Lease, each of which Tenant shall certify and affirm to Landlord and Lender in writing delivered with Tenant’s request with respect to such Record Agreement (other than any Required Record Agreement (as defined below)). Notwithstanding anything to the contrary herein, any limitations set forth in clause (i) of the foregoing sentence of this Paragraph 3(e) with respect to Record Agreements shall not apply to any Record Agreement which is requested to be entered into by Landlord by Tenant and is required by Applicable Laws in connection with Tenant’s use of the Leased Premises as a Facility (each, a “Required Record Agreement”), and Landlord, at Tenant’s expense, shall promptly enter into any such Required Record Agreement, in such form and substance reasonably acceptable to Landlord, unless such form and substance is mandated by Applicable Laws and is otherwise not negotiable (in which case, such Required Record Agreement shall not be subject to Landlord’s approval).

4. Use of Leased Premises; Quiet Enjoyment.

(a) Tenant’s use of the Leased Premises as a Facility (as defined in Paragraph 3(e) above) is a permitted use under this Lease and the Leased Premises may be used for any other lawful purpose, so long as such other lawful purpose would not (i) in Landlord’s reasonable determination, have a material adverse effect on the value of the Leased Premises, (ii) materially increase (when compared to use as a Facility) the likelihood that Tenant or Landlord would incur material liability under any provisions of any Environmental Laws, (iii) constitute a public or private nuisance or constitute active waste under Applicable Laws or (iv) subject Landlord to any burdensome regulation that would require significant expense or expenditure of employee time on the part of Landlord or its Affiliates, or that, in Landlord’s reasonable opinion, would materially adversely affect the operation of the general business of Landlord and its Affiliates. In no event shall the Leased Premises be used for any purpose or in any manner which shall violate in any material respect any of the provisions of any Permitted Encumbrance or any other Record Agreement that Landlord enters into at the request of Tenant. Tenant shall, at its expense, timely observe, perform, comply with, make any payments required under, and carry out the provisions of, each Permitted Encumbrance and other Record Agreement required therein to be observed and performed by the owner, operator or occupant of the Leased Premises during the Term, including, without limitation, paying any and all assessments for common area maintenance costs. For the avoidance of doubt, Landlord hereby acknowledges and agrees that Tenant’s use of the Leased Premises as of the date hereof is deemed to be Tenant’s use thereof as a Facility.

(b) Tenant shall not permit any unlawful occupation, business or trade to be conducted on the Leased Premises or any use to be made thereof contrary to applicable Legal Requirements or Insurance Requirements. Tenant shall not use, occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner that would (i) make void or voidable any insurance that Tenant is required hereunder to maintain in force, (ii) affect the ability of Tenant to obtain any insurance which Tenant is required to furnish hereunder, or (iii) cause any material injury or damage to any of the Improvements, except in connection with Alterations permitted under Paragraph 12.

(c) Subject to all of the provisions of this Lease, so long as no Event of Default exists hereunder, Landlord covenants that neither Landlord, nor any Person claiming by, through or under Landlord, shall do any act to disturb the peaceful and quiet occupation and enjoyment of the Leased Premises by Tenant.

5. Term.

(a) Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term commencing on the date hereof and ending on the Expiration Date.

(b) Provided (i) this Lease shall not have been terminated pursuant to the provisions of Paragraph 13(b) or 19 and (ii) no Event of Default has occurred and is continuing, in each case on the date of its Renewal Option Notice and on the Expiration Date (or the expiration date of the then expiring Renewal Term, as applicable), Tenant shall have four (4) consecutive options to extend the term of this Lease for a Renewal Term, commencing upon the day after the Expiration Date (or the expiration date of the then expiring Renewal Term, as applicable). If Tenant elects to exercise any one or more of such renewal options, it shall do so by giving a Renewal Option Notice to Landlord at any time during the Term (or the then Renewal Term, as applicable) but, in any event, on or before that date which is nine (9) months prior to the commencement of the Renewal Term for which such election is exercised. If Tenant has not provided the notice for the exercise of a Renewal Term within the time frame set forth in the previous sentence, then Tenant shall forever waive its right to exercise such renewal option. If Tenant shall elect to exercise any such renewal option, the term of this Lease shall be automatically extended for five (5) years without the execution of an extension or renewal lease. Any Renewal Term shall be subject to all of the provisions of this Lease, including, but not limited to, the Basic Rent provisions for such Renewal Term set forth on Exhibit B attached hereto, and all such provisions shall continue in full force and effect. Within ten (10) days after request by either Landlord or Tenant, Landlord and Tenant shall execute, acknowledge and deliver to each other an instrument confirming that such option has been effectively exercised and confirming the extended expiration date of this Lease and the then applicable Basic Rent.

6. Rent.

(a) Tenant shall pay to Landlord, as rent for the Leased Premises during the Term, the Basic Rent in advance, on the Closing Date and on each Basic Rent Payment Date occurring after the Closing Date, and shall pay the same by ACH or wire transfer in immediately available federal funds, by 3:00 p.m., New York time on the date due, to such account in such bank as Landlord shall designate from time to time (provided that, Landlord shall designate such account and provide written notice thereof to Tenant at least five (5) Business Days prior to the date on which the Basic Rent is due hereunder, and to the extent such notice is not delivered to Tenant by such deadline, Tenant shall be entitled to pay such Basic Rent to the same account that Tenant paid the Basic Rent for the immediately prior Basic Rent Payment Date). In the event that the Closing Date is a date other than the first Business Day of a calendar month, the Basic Rent due on the Closing Date shall be an amount equal to the amount of Basic Rent set forth on Exhibit B hereto for the first Basic Rent Payment Date, times 1/30, times the number of days from and including the Closing Date to and excluding the first day of the following calendar month, and the Basic Rent due on the first Business Day of the month following the month in which the Closing Date occurs shall be the amount set forth on Exhibit B for the first Basic Rent Payment Date.

(b) Tenant shall pay and discharge, as Additional Rent, all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added by the party to whom such payment is due for nonpayment or late payment thereof. All payments of Additional Rent that are payable to Landlord shall be paid by Tenant by ACH or wire transfer in immediately available federal funds to such account in such bank as Landlord shall designate from time to time (provided that, Landlord shall designate such account and provide written notice thereof to

Tenant at least five (5) Business Days prior to the date on which the Additional Rent is due hereunder, and to the extent such notice is not delivered to Tenant by such deadline, Tenant shall be entitled to pay such Additional Rent to the same account that Tenant most recently paid the Additional Rent).

(c) If any installment of Basic Rent or Additional Rent is not paid when the same is due, Tenant shall pay to Landlord, on demand, as Additional Rent, interest on such installment from the date such installment was due to the date such installment is paid at the Default Rate.

(d) Landlord and Tenant agree that this Lease is a true lease and does not represent a financing arrangement, even if for financial accounting purposes, this Lease is at any time not treated as an operating lease. Each party shall reflect the transactions represented by this Lease for tax purposes in all applicable books, records and reports (including, without limitation, income tax filings) in a manner consistent with “true lease” treatment rather than “financing” treatment.

7. Net Lease; Non-Terminability.

(a) Except as otherwise expressly provided in this Lease, this Lease shall not terminate, and Tenant shall not have any right to terminate this Lease, during the Term. This Lease is a net lease and, except as otherwise expressly provided in this Lease, Tenant shall not be entitled to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent or Additional Rent, and the obligations of Tenant under this Lease shall not be affected by any circumstance or event, or for any reason, including but not limited to the following: (i) any damage to or destruction of any of the Leased Premises by any cause whatsoever, (ii) any Condemnation, (iii) the prohibition, limitation or restriction of, or interference with, Tenant’s use of any of the Leased Premises, (iv) any eviction by paramount title, constructive eviction or otherwise, (v) Tenant’s acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease, (vi) any default on the part of Landlord under this Lease or under any other agreement, (vii) any latent or other defect in, or any theft or loss of, any of the Leased Premises, (viii) the breach of any warranty of any seller or manufacturer of any of the Equipment, or (ix) any other cause, whether similar or dissimilar to the foregoing, any present or future Applicable Law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements, and that Basic Rent and Additional Rent shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and that the obligations of Tenant under this Lease shall continue unaffected, unless expressly provided in this Lease to the contrary or unless this Lease shall have been terminated pursuant to an express provision of this Lease. Notwithstanding the foregoing, Tenant shall have the right to pursue a cause of action against Landlord for actual damages resulting from Landlord’s default under this Lease, it being understood that Tenant shall have no right to set off any such damages against the Basic Rent or Additional Rent payable under this Lease.

(b) Tenant agrees that it shall remain obligated under this Lease in accordance with its provisions and that, except as otherwise expressly provided herein, it shall not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord, (ii) the exercise of any remedy, including foreclosure, under any Mortgage, or (iii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord under the Federal Bankruptcy Code or by any trustee, receiver or liquidator of Landlord or by any court under the Federal Bankruptcy Code or otherwise, provided that if no Event of Default has occurred and is continuing, this Lease is terminated by Landlord under the Federal Bankruptcy Code or such trustee, receiver or liquidator or by any court under the Federal Bankruptcy Code and Tenant is dispossessed of the Leased Premises, Tenant shall have no obligation to pay Basic Rent or any other obligation under this Lease that accrues after such termination and dispossession so long as Tenant has returned the Leased Premises in accordance with the terms of this Lease.

(c) This Lease is the absolute and unconditional obligation of Tenant. Tenant waives all rights that are not expressly stated or reserved in this Lease but that may now or hereafter otherwise be conferred by law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, (ii) to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent or any Additional Rent, and (iii) for any statutory Lien or offset right against Landlord or its property.

8. Payment of Impositions; Compliance with Legal Requirements and Insurance Requirements.

(a) (i) Tenant shall, before interest or penalties are due thereon, pay directly to the applicable third party and discharge all Impositions. If received by Landlord, Landlord shall, within thirty (30) days of Landlord’s receipt thereof, but in any event at least ten (10) Business Days prior to the due date for the related Imposition (provided that Landlord has received such bill or invoice prior to twelve (12) Business Days preceding such due date), deliver to Tenant any bill or invoice with respect to any Imposition. To the extent allowed by Applicable Law, Tenant shall instruct the applicable taxing authorities to send all invoices for property taxes related to the Leased Premises directly to Tenant.

(ii) In the event that any assessment against any of the Leased Premises may be paid in installments, Tenant shall have the option to pay such assessment in installments; and in such event, Tenant shall be liable only for those installments which become due and payable during the Term. Tenant shall deliver to Landlord, within fifteen (15) Business Days after payment by Tenant, receipts for the payments of all property taxes related to the Leased Premises. In addition, Tenant shall deliver to Landlord, within fifteen (15) Business Days after Landlord’s written request therefor, copies of all settlements and notices pertaining to the Impositions which may be issued by any Governmental Authority and receipts for payments of all other Impositions made during each calendar year of the Term.

(b) Tenant shall promptly comply with and conform to all of the Legal Requirements and Insurance Requirements in all material respects.

(c) Any payments required to be made by Tenant pursuant to this Paragraph 8 that are not allowed to be paid directly to the appropriate Governmental Authority or such other Person to whom such payment is due shall be made directly to Landlord, and Landlord shall make such payment within five (5) Business Days upon receipt thereof from Tenant.

(d) If any report, return or statement (a “Filing”) is required to be filed with respect to any Imposition payable by Tenant hereunder, Tenant shall, if permitted by Applicable Laws to do so, timely file or cause to be filed such Filing with respect to such Imposition and shall promptly provide notice of such Filing to Landlord (except for any such Filing that Landlord has notified Tenant in writing that Landlord intends to file) and will (if ownership of the Leased Premises or any part thereof or interest therein is required to be shown on such Filing) show the ownership of the Leased Premises in the name of Landlord and send a copy of such Filing to Landlord. If Tenant is not permitted by Applicable Laws to file any such Filing, Tenant will promptly notify Landlord of such requirement of which Tenant is aware and prepare and deliver to Landlord a proposed form of such Filing and such information as is within Tenant’s reasonable control or access with respect to such Filing within a reasonable time, and in all events at least ten (10) Business Days prior to the time such Filing is required to be filed (provided that Tenant has become aware of such requirement to file such Filing at least twelve (12) Business Days preceding the time such Filing is required to be filed; if Tenant is not so aware within such time frame, then Tenant shall prepare and deliver such Filing and information to Landlord as promptly as practicable after becoming so aware). Tenant shall hold Landlord harmless from and against any liabilities, including, but not limited to penalties, additions to tax, fines and interest, arising out of any insufficiency or inaccuracy in any such Filing, if such insufficiency or inaccuracy is attributable to Tenant, it being understood that Tenant shall have no liability hereunder with respect to, and Landlord shall be solely responsible for, any failure of Landlord to timely file any Filing that Tenant has provided to Landlord pursuant to the second sentence of this subparagraph (d) or for any insufficiency or inaccuracy in any Filing if such insufficiency or inaccuracy is attributable to Landlord.

(e) Notwithstanding anything herein to the contrary, any obligations of Tenant under the provisions of this Paragraph 8 that accrue prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier the termination of this Lease.

9. Liens; Recording and Title.

(a) Subject to the Tenant’s right to contest as set forth in Paragraph 18, Tenant shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge, any Lien on the Leased Premises, the Basic Rent or any Additional Rent, other than the Permitted Encumbrances and any mortgage, Lien or other charge created by or resulting from any act of Landlord or those claiming by, through or under Landlord (except Tenant). Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding any of the Leased Premises through or under Tenant, and that no mechanic’s or other Liens for any such labor, services or materials shall attach to, or affect the interest of Landlord in and to, any of the Leased Premises.

(b) Each of Landlord and Tenant shall execute, acknowledge and deliver to the other a written Memorandum of this Lease, in the form attached hereto as Exhibit D (the “Memorandum of Lease”), which shall be recorded in the appropriate land records of the jurisdiction in which the Leased Premises is located within five (5) Business Days following the date hereof, in order to give public notice and protect the validity of this Lease. In the event of any discrepancy between the provisions of such recorded Memorandum of Lease and the provisions of this Lease, the provisions of this Lease shall prevail.

(c) Nothing in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest or Lien in or upon the estate of Landlord in any of the Leased Premises, other than an assignment or a sublease, in either case, as permitted under the provisions of Paragraph 17.

10.	Indemnification.

(a) Tenant agrees to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee from and against, any and all Claims, whether asserted prior to, during or after the Term, that may be suffered, imposed on or asserted against any Indemnitee (including any Claims resulting from any Indemnitee’s ordinary negligence) arising out of (i) the ownership of the Leased Premises by Landlord, leasing by Landlord of the Leased Premises to Tenant, subleasing of the Leased Premises by Tenant, assignment by Tenant of its interest in this Lease, or sale of the Leased Premises by Landlord to Tenant, renewal of this Lease, or the operation, possession, use, non-use, maintenance, modification, alteration, construction, reconstruction, restoration, condition, design or replacement of the Leased Premises (or any portion thereof), any Record Agreement entered into by Landlord at the request of Tenant or from the granting by Landlord at Tenant’s request of any Record Agreement, licenses, or any rights with respect to all or any part of the Leased Premises, (ii) patent, trademark or copyright infringement and latent or other defects, whether or not discoverable, (iii) the non-compliance of the Leased Premises with Applicable Laws and any other liability under Applicable Laws related to the Leased Premises or this Lease (including, without limitation, any Claims arising directly or indirectly out of any actual or alleged violation, now or hereafter existing, of any Environmental Laws), (iv) this Lease or any modification, amendment or supplement hereto, (v) any default by Tenant under this Lease, (vi) the business and activities of Tenant or of any other Person on or about the Leased Premises (whether as an invitee, subtenant, licensee or otherwise), and (vii) any Claims arising, directly or indirectly, out of the actual or alleged presence, use, storage, generation or Release of any Hazardous Materials on, under, from, to or at the Leased Premises or any portion thereof (or any surrounding areas for which Tenant or Landlord has any legal liability or obligation), in each case whether prior to or during the Term and whether caused by Tenant or not caused by Tenant, including the cost of assessment, containment and/or removal of any such Hazardous Materials, the cost of any actions taken in response to a Release of any such Hazardous Materials so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment (including indoor air quality), and costs incurred to comply with Environmental Laws in connection with all or any portion of the Leased Premises, or the operation thereof (or any surrounding areas for which Tenant or Landlord has any legal liability or obligation). Notwithstanding the foregoing, nothing herein shall be construed to obligate Tenant to indemnify, defend and hold harmless any Indemnitee from and against any Claims (including, without limitation, any Claims relating to Hazardous Materials or any Environmental Laws) imposed on or incurred by such Indemnitee to the extent such Claims arise by reason of (A) any Indemnitee’s willful misconduct or gross negligence, (B)

Landlord’s breach of this Lease, (C) any Liens and liabilities created by Landlord or any other Indemnitee on the Leased Premises or that arise from Landlord’s failure to pay any Taxes, in each case for which Tenant is not responsible under this Lease or for which Tenant has paid Landlord as set forth in Paragraph 8(c) in order for Landlord to make such payment, or (D) events or circumstances that occur after the expiration or termination of this Lease and the return of the Leased Premises in accordance with this Lease. Further, in no event does Tenant guaranty to Landlord any income (other than with respect to the payment of Basic Rent and Additional Rent), profit, return on investment or return of capital arising from Landlord’s ownership of the Leased Premises.

(b) In case any Claim shall be made or brought against any Indemnitee, such Indemnitee shall give prompt notice thereof to Tenant; provided that failure to so notify Tenant shall not reduce Tenant’s obligations to indemnify any Indemnitee hereunder except to the extent such failure adversely affects Tenant’s rights to defend such Claim. Tenant shall be entitled, at its expense, acting through counsel selected by Tenant (and reasonably satisfactory to such Indemnitee), to participate in or to assume and control (if it promptly so elects upon notice of the Claim), the negotiation, litigation and/or settlement of any such Claim. Such Indemnitee may (but shall not be obligated to) participate at its own expense (unless Tenant is not properly performing its obligations hereunder or is not assuming control of such proceedings and then at the expense of Tenant) and with its own counsel in any proceeding conducted by Tenant in accordance with the foregoing, in which case Tenant shall keep such Indemnitee and its counsel fully informed of all proceedings and filings. Notwithstanding the foregoing, Tenant shall not be entitled to assume and control the defense of any Claim if (i) an Event of Default has occurred and is continuing, (ii) the proceeding involves possible imposition of any criminal liability or penalty or unindemnified civil penalty on such Indemnitee, (iii) the proceeding involves the granting of injunctive relief against the Indemnitee not related to this Lease, or (iv) a significant counterclaim is available to the Indemnitee that would not be available to and cannot be asserted by Tenant.

(c) Upon payment in full of any Claim by Tenant pursuant to this Paragraph 10 to or on behalf of an Indemnitee, Tenant, without any further action, shall be subrogated to any and all Claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by, or for the benefit of, such Indemnitee at its, or one of its Affiliate’s, own expense) to the extent of such payment, and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of Claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such Claims and otherwise reasonably cooperate with Tenant to enable Tenant to pursue such Claims. In no event shall Tenant settle or compromise any Claim against any Indemnitee if such settlement or compromise does not contain a full release of such Indemnitee or admits culpability on the part of such Indemnitee, unless such Indemnitee otherwise consents thereto in writing.

(d) The obligations of Tenant under this Paragraph 10 shall survive any termination or expiration of this Lease.

11. Maintenance and Repair.

(a) Except for any Alterations that Tenant is permitted to make pursuant to this Lease, Tenant shall at all times from and after the Closing Date, put, keep and maintain the Leased Premises (including, without limitation, the roof, landscaping, walls, footings, foundations and structural components of the Leased Premises) in substantially the same (or better) condition and order of repair as exists as of the Closing Date, except for ordinary wear and tear, and shall promptly make all repairs and replacements of every kind and nature, whether foreseen or unforeseen, which may be required to be made upon or in connection with the Leased Premises in order to keep and maintain the Leased Premises in the order and condition required by this Paragraph 11(a), subject, however, at all times to the provisions of Paragraph 13, Paragraph 14(f), Paragraph 14(g) and Paragraph 15, including, without limitation, Tenant’s receipt of insurance proceeds or condemnation awards to the extent Tenant is entitled thereto pursuant to the provisions of this Lease, and provided that Tenant shall have no obligation to repair any damage to the Leased Premises caused by the affirmative action of Landlord or any other Indemnitee, which repair shall be made by Landlord at Landlord’s sole cost and expense (and Tenant shall allow Landlord access to the Leased Premises to make such repair). Tenant shall do or cause others to do all shoring of the Leased Premises or of foundations and walls of the Improvements and every other act necessary or appropriate for preservation and safety thereof, by reason of or in connection with any excavation or other building operation upon any of the Leased Premises, whether or not Landlord shall, by reason of any Legal Requirements or Insurance Requirements, be required to take such action or be liable for failure to do so. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, LANDLORD SHALL NOT BE REQUIRED TO MAKE ANY REPAIR, WHETHER FORESEEN OR UNFORESEEN, OR TO MAINTAIN ANY OF THE LEASED PREMISES OR ADJOINING PROPERTY IN ANY WAY, AND TENANT HEREBY EXPRESSLY WAIVES THE RIGHT TO MAKE REPAIRS AT THE EXPENSE OF THE LANDLORD, WHICH RIGHT MAY BE PROVIDED FOR IN ANY LAW NOW OR HEREAFTER IN EFFECT. Nothing in the preceding sentence shall be deemed to preclude Tenant from being entitled to insurance proceeds or condemnation awards for Restoration pursuant to Paragraphs 13(c) and 14(g). Tenant shall, in all events, make all repairs for which it is responsible hereunder promptly (but in any event shall commence such repairs within the later of (i) thirty (30) days of the date Tenant becomes aware that such repairs are necessary or (ii) if a permit or license is necessary to make such repairs, fifteen (15) days of the date on which Tenant obtains such permit or license, or, in the event of a Restoration pursuant to Paragraph 13(c) or 14(g), within the later of (A) thirty (30) days of the date insurance proceeds or a condemnation award has been paid to the Trustee or (B) if a permit or license is necessary to make such Restoration, fifteen (15) days of the date on which Tenant obtains such permit or license (it being understood that Tenant shall take such steps as are reasonably necessary, to the extent permitted by Applicable Laws, to protect and preserve the integrity and safety of the Leased Premises pending such payment) and shall diligently pursue such repairs to completion), and all repairs shall be made in a good, proper and workmanlike manner.

(b) In the event that any Improvement shall violate any Legal Requirements or Insurance Requirements, then Tenant, at the request of Landlord, shall either (i) obtain valid and effective variances, waivers or settlements of all claims, liabilities and damages resulting from each such violation, whether the same shall affect Landlord, Tenant or both (or in the case of a violation of Insurance Requirements, obtain new coverage where there is no violation of any Insurance Requirements), or (ii) take such action as shall be necessary to remove such violation, including, if necessary, the making of an Alteration. Any such repair or Alteration shall be made in conformity with the provisions of Paragraph 12.

(c) If Tenant shall be in default under any of the provisions of this Paragraph 11, Landlord may, thirty (30) days after Tenant’s receipt of written notice of default and failure of Tenant to commence to cure during such period or to diligently pursue such cure to completion, but without notice in the event of an emergency, do whatever is reasonably necessary to cure such default as may be appropriate under the circumstances for the account of, and at the expense of, Tenant. In the event of an emergency Landlord shall notify Tenant of the situation by phone or other available communication and shall give Tenant as much time as is reasonably practicable (not to exceed thirty (30) days) before acting independently to cure such default. All reasonable sums so paid by Landlord and all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) so incurred, together with interest thereon at the Default Rate from the date of payment or incurring of the expense, shall constitute Additional Rent payable by Tenant under this Lease within five (5) Business Days of demand therefor in writing; provided that, such demand shall include an itemized schedule of such expenses for which Landlord seeks reimbursement from Tenant as Additional Rent as set forth herein.

(d) Tenant shall from time to time replace with Replacement Equipment any of the Equipment that shall have become worn out and is unusable for the purpose for which it is intended, been taken by a Condemnation as provided in Paragraph 13, or been lost, stolen, damaged or destroyed as provided in Paragraph 14. Tenant shall repair at its sole cost and expense all damage to the Leased Premises caused by the removal of Equipment or other personal property of Tenant or the installation of Replacement Equipment. All Replacement Equipment (except for Trade Fixtures) shall become the property of Landlord, shall be free and clear of all Liens (other than any customary temporary liens which Tenant shall promptly discharge) and rights of others (other than holders of any temporary liens which Tenant shall promptly discharge) and shall become a part of the Equipment as if originally demised herein.

12. Alterations.

(a) Upon prior written notice to Landlord, Tenant shall have the right to make any Alteration(s) to the Leased Premises, that are not Structural Alterations and the cost of which does not exceed the Threshold Amount in the aggregate, in any calendar year; provided, that, Tenant complies with clause (c) of this Paragraph 12.

(b) Upon at least 30 days’ prior written notice to Landlord, Tenant shall have the right to make any Alteration(s) to the Leased Premises that are Structural Alterations and/or the cost of which exceeds the Threshold Amount, in the aggregate, in any calendar year; provided, that, (i) no Event of Default has occurred and is then continuing, (ii) Tenant complies with clause (c) of this Paragraph 12, and (iii) prior to making any such Alteration(s), Tenant shall provide Landlord with the plans and specifications, estimated budget and proposed schedule of construction with respect thereto and Landlord shall have consented to such Alterations, which consent shall not be unreasonably withheld, conditioned or delayed.

(c) In connection with any Alteration: (i) the fair market value of the Leased Premises shall not be lessened after the completion of any such Alteration, or its structural integrity impaired; (ii) all such Alterations shall be performed in a good and workmanlike manner, and shall be expeditiously completed in compliance with all Legal Requirements and Insurance Requirements; (iii) no such Alteration shall change the permitted use of the Leased Premises (as described in Paragraph 4), (iv) Tenant shall promptly pay all costs and expenses of any such Alteration and shall discharge all Liens filed against any of the Leased Premises arising out of the same; (v) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration; (vi) subject to Tenant’s contest rights set forth in Paragraph 18, Tenant shall not incur any debt with respect to such Alteration that results in any mortgage or other encumbrance on the Leased Premises or any part thereof, and (vii) in the case of any Alteration the estimated cost of which in any one instance exceeds the Threshold Amount, such Alterations shall be made under the supervision of an architect or engineer and in accordance with plans and specifications which shall be submitted to Landlord prior to the commencement of the Alterations.

(d) All Alterations shall, upon the expiration or earlier termination of this Lease (other than as a result of Tenant’s purchase of the Leased Premises in accordance with this Lease), become the property of Landlord, without any further act. Until the expiration or earlier termination of this Lease, all Alterations shall remain the property of Tenant and to the extent permitted by the Code and by any applicable state tax laws and regulations, Tenant shall be entitled to the tax benefits, if any, with respect to any Alterations made by Tenant at Tenant’s expense until such time as such Alterations become the property of Landlord pursuant to the foregoing sentence.

13.	Condemnation.

(a) Each of Landlord and Tenant, promptly upon obtaining knowledge of the institution of any proceeding for Condemnation, shall notify the other party thereof and each of Landlord and Tenant shall be entitled, at its sole cost and expense, to participate in any Condemnation proceeding. Subject to the provisions of this Paragraph 13 and Paragraph 15, Tenant hereby irrevocably assigns to Landlord any award or payment in respect of any Condemnation of the Leased Premises or any part thereof, except that (except as hereinafter provided) nothing in this Lease shall be deemed to assign to Landlord any Tenant’s Award to the extent Tenant shall have a right to make a separate claim therefor against the condemnor, it being agreed, however, that Tenant shall in no event be entitled to any payment that reduces the award to which Landlord is or would be entitled for the condemnation of Landlord’s interest in the Leased Premises.

(b) If (I) the entire Leased Premises, (II) a material portion of the Land or the Improvements or any means of ingress, egress or access to the Leased Premises, the loss of which even after restoration would, in Tenant’s reasonable business judgment, be substantially and materially adverse to the business operations of Tenant at the Leased Premises, or (III) any means of ingress, egress or access to the Leased Premises which does not result in at least one method of ingress and egress to and from the Leased Premises remaining that is sufficient for Tenant’s use thereof and that meets all existing Legal Requirements, as determined by Tenant in its reasonable business judgment, shall be subject of a Taking by a duly constituted authority or agency having jurisdiction, then Tenant may, not later than ninety (90) days after such Taking has occurred, serve a Tenant’s Termination Notice upon Landlord, in which case this Lease shall terminate on the applicable Termination Date, Landlord shall be entitled to receive and retain the entire Award, and Tenant shall have no further obligation from and after the date of such Termination Date and the return of the Leased Premises to Landlord in accordance with this Lease to pay any Basic Rent or Additional Rent accruing after such date under this Lease.

(c) (i) In the event of a Condemnation of any part of the Leased Premises which does not result in a termination of this Lease, promptly after the Award with respect to such Condemnation has been paid by the related authority to the Trustee (or Landlord if no Loan is then outstanding), Tenant, to the extent Restoration of the Leased Premises is practicable, shall commence and diligently continue to completion such Restoration.

(ii) Upon the payment to Landlord or Trustee of the Net Award of a Taking which falls within the provisions of this Paragraph 13(c), Landlord or Trustee shall, to the extent received, make the Net Award available to Tenant for Restoration in accordance with the provisions of Paragraph 15. The proceeds remaining after the completion of, and payment for, the Restoration, if any, shall be paid to, and retained by, Landlord.

(iii) In the event of a Requisition of the Leased Premises, Landlord shall apply the Net Award of such Requisition received by Landlord to the installments of Basic Rent or Additional Rent thereafter payable and Tenant shall pay any balance remaining thereafter. Upon the expiration of the Term, any portion of such Net Award which shall not have been previously credited to Tenant on account of the Basic Rent and Additional Rent shall be retained by Landlord.

(d) No agreement with any condemnor in settlement of or under threat of any Condemnation shall be made by either Landlord or Tenant without the written consent of the other, and of the Lenders, if the Leased Premises are then subject to a Mortgage, which consent shall not be unreasonably withheld, provided that if an Event of Default has occurred and is then continuing or Tenant has served a Tenant’s Termination Notice, then Tenant’s consent shall not be required.

14.	Insurance.

(a) From and after the Closing Date, Tenant shall maintain, during the Term at its sole cost and expense, the following insurance on the Leased Premises:

(i) Insurance against loss of or damage to the Improvements and the Equipment under an ISO special form or broader coverage insurance policy, which shall include coverage against all risks of direct physical loss or damage (which shall include windstorm insurance, earthquake insurance and flood insurance if the Leased Premises is located within either a Special Flood Hazard Area or a Non-Special Flood Hazard Area as determined by FEMA flood zone ratings of A or V). Such insurance shall also include (A) ordinance and law coverage (hazards A, B and C, with limits for A of not less than replacement cost and limits for B and C not less than $1,000,000 in the aggregate) and (B) a condition that permits the insured to elect to rebuild on another site, provided that such rebuilding does not increase the amount of loss or damage that would otherwise be payable to rebuild at the original site (it being understood that Tenant may not rebuild at another site without Landlord’s prior written approval, which approval shall not be unreasonably withheld conditioned or delayed, but which may be conditioned, among other things, on the fulfillment of certain reasonable conditions precedent). Such insurance shall be in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under the applicable policies, and in any event in amounts not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable). Such insurance policies may contain reasonable exclusions and deductible amounts, all in accordance with industry standards. Landlord hereby approves Tenant’s current deductible amount of $50,000.

(ii) Commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Leased Premises, which insurance shall (A) be written on an “Occurrence Basis”, and shall provide minimum protection with a minimum limit of $2,000,000 each occurrence and $2,000,000 in the aggregate, for bodily injury, death and property damage, (B) include premises and operations liability coverage, products and completed operations liability coverage, and blanket contractual liability coverage, and (C) include umbrella excess liability coverage with minimum limits of $5,000,000 each occurrence and $5,000,000 in the aggregate. In addition, Tenant shall maintain auto liability insurance in an amount not less than $2,000,000.

(iii) Workers’ compensation insurance, compliant with the statutory limit requirements, covering all persons employed by Tenant on the Leased Premises in connection with any work done on or about any of the Leased Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Leased Premises.

(iv) Boiler and machinery coverage on a comprehensive form in an amount not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable).

(v) Business interruption insurance (A) covering all risks required to be covered by the insurance provided for in subparagraph (i) above for a period commencing at the time of loss for such length of time as it takes to repair or replace with the exercise of due diligence, (B) containing an indemnity coverage extension which provides that after the physical loss to the Leased Premises has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss or the expiration of twelve months, whichever occurs first, and (C) in an amount not less than the amount carried by prudent owners or operators of similar properties.

(vi) Whenever Tenant shall be engaged in making any Alteration, repairs or construction work of any kind (collectively, “Work”) for which the estimated cost exceeds the Notice Amount, completed value builder’s risk insurance and worker’s compensation insurance or other adequate insurance coverage covering all persons employed in connection with the Work, whether by Tenant, its contractors or subcontractors and with respect to whom death or bodily injury claims could be asserted against Landlord.

(vii) Such additional and/or other insurance, and such increased amounts of coverage, with respect to the Leased Premises as are reasonably requested by Landlord or Lender and as are carried by prudent owners or operators of similar commercial properties in the same geographical area and as are available at commercially reasonable rates.

(b) The insurance required by Paragraph 14(a) shall be written by companies having a claims paying ability rating by Standard & Poor’s (or equivalent ratings agency) of not less than A, and an A.M. Best Insurance Reports rating of not less than “A” and a financial size category of at least “VIII”, and all such companies shall be authorized to do an insurance business in the State, or otherwise agreed to by Landlord and Lenders. The insurance policies shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. The general liability insurance shall name Landlord, Tenant, and, if a Mortgage is then in effect, the Trustee and each Lender as additional insured parties, as their respective interests may appear; the casualty insurance shall name Landlord (or, if directed by Landlord to Tenant, the Trustee) as loss payee. If said insurance or any part thereof shall expire, be withdrawn, become void by breach of any condition thereof by Tenant or become void or unsafe by reason of the failure or impairment of the capital of any insurer, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord and, if a Mortgage is then in place, the Lenders.

(c) Each insurance policy referred to in clauses (i), (iv) and (vi) of Paragraph 14(a), shall contain standard non-contributory mortgagee clauses in favor of each Lender and the Trustee. Each policy shall also provide that any losses otherwise payable thereunder shall be payable notwithstanding (i) any act, omission or neglect of Landlord, Tenant or any other Person which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, or (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than permitted by the provisions of such policy. Tenant hereby waives any and every claim for recovery from the Lenders and Landlord, and Landlord hereby waives any and every claim for recovery from Tenant, for any and all loss or damage covered by any of the insurance policies to be maintained under this Lease to the extent that such loss or damage is recovered by Tenant, Lenders or Landlord, respectively, under any such policy. If the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other person), Tenant (or other appropriate party) shall give written notice of the terms of such waiver to each insurance company which has issued, or which may issue in the future, any such policy of insurance (if such notice is required by the insurance policy) and shall cause each such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver.

(d) Tenant shall pay as they become due all premiums for the insurance required by this Paragraph 14, shall renew or replace each policy, and shall deliver to Landlord and Lenders a certificate or other evidence (on an ACORD 28 (2003/10) form, in the case of property insurance, and otherwise reasonably satisfactory to Landlord) of the existing policy and such renewal or replacement policy at least two (2) Business Days prior to the Insurance Expiration Date of each policy. In the event of Tenant’s failure to comply with any of the foregoing requirements of this Paragraph 14 within three (3) Business Days of the giving of written notice by Landlord to Tenant, Landlord shall be entitled to procure such insurance. Any sums expended by Landlord in procuring such insurance shall be Additional Rent and shall be repaid by Tenant, together with interest thereon at the Default Rate, from the time of payment by Landlord until fully paid by Tenant, immediately upon written demand therefor by Landlord.

(e) Anything in this Paragraph 14 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 14(a) may be carried under a “blanket” policy or policies covering other properties or liabilities of Tenant and/or its Affiliates, provided that such “blanket” policy or policies otherwise comply with the provisions of this Paragraph 14. In the event any such insurance is carried under a blanket policy, Tenant shall deliver to Landlord and Lenders evidence of the issuance and effectiveness of the policy, the amount and character of the coverage with respect to the Leased Premises and the presence in the policy of provisions of the character required in the above sections of this Paragraph 14.

(f) In the event of any property loss exceeding the Notice Amount, Tenant shall give Landlord immediate notice thereof. Tenant shall adjust, collect and compromise any and all claims, with the consent of Landlord, not to be unreasonably withheld, and Landlord shall have the right, at its sole expense, to join with Tenant therein (except with respect to any property loss of the Notice Amount or less, in which case no consent of Landlord shall be required). If the estimated cost of Restoration or repair shall be an amount equal to the Notice Amount or less, all proceeds of any insurance required under clauses (i), (iv) and (v) of Paragraph 14(a) shall be payable to Tenant. Each insurer is hereby authorized and directed to make payment under the property insurance policies (i) for all property losses of the Notice Amount or less, directly to Tenant and (ii) for all other property losses, directly to the Trustee, instead of to Landlord and Tenant jointly. Except as expressly set forth below, in the event of any casualty (whether or not insured against) resulting in damage to the Leased Premises or any part thereof, the Term shall nevertheless continue and there shall be no abatement or reduction of Basic Rent or Additional Rent. The Net Proceeds of all insurance payments for property losses exceeding the Notice Amount shall be paid to the Trustee, and the Trustee shall make the Net Proceeds available to Tenant for restoration in accordance with the provisions of Paragraph 15. Subject to Paragraph 14(g), Tenant shall, whether or not the Net Proceeds are sufficient for the purpose, but provided that the Net Proceeds are made available to Tenant to the extent required by the provisions of this Lease, and whether or not the related casualty is insured against, promptly and diligently repair or replace the Improvements and Equipment in accordance with the provisions of Paragraph 11(a). In the event that any damage or destruction shall occur at such time as Tenant shall not have maintained third-party insurance in accordance with Paragraph 14(a)(i),(iv) and (vi), Tenant shall pay to the Trustee Tenant’s Insurance Payment (or if such event is not covered, Tenant shall pay to the Trustee the replacement cost of the Improvements and Equipment). Notwithstanding anything herein to the contrary, all proceeds of any business interruption insurance maintained by Tenant shall be payable directly to Tenant.

(g) If a casualty occurs during the last two (2) years of the Initial Term or during the last year of any Renewal Term and (i) the cost of Restoration with respect thereto exceeds fifty percent (50%) or more of the replacement cost of the Leased Premises, (ii) the cost of Restoration is not fully covered by insurance proceeds available to Tenant (other than by reason of Tenant’s failure to maintain the insurance coverage required to be maintained by it pursuant to this Lease and other than deductible or self-insurance amounts), or (iii) the Restoration cannot commercially reasonably be completed (without the payment of overtime) within six (6) months after Tenant’s discovery of such casualty, then Tenant may, at Tenant’s option, not later than ninety (90) days after such casualty has occurred, serve a Tenant’s Termination Notice upon Landlord, in which case this Lease and the Term hereof shall terminate on the Termination Date specified in the Termination Notice; and in such event Tenant shall have no obligation to commence or complete the Restoration and all of the insurance proceeds payable in connection with the casualty (other than Tenant’s business interruption insurance proceeds and any insurance proceeds for Tenant’s personal property and Trade Fixtures) shall be paid to, and Tenant shall pay the amount of any applicable deductible with respect to such casualty insurance to, the Trustee; if the event causing such casualty is not covered by insurance, then Tenant shall pay to the Trustee an amount equal to the replacement cost of the Improvements and Equipment.

15.	Restoration. The Restoration Fund shall be disbursed by the Trustee in accordance with the following conditions:

(a) If the cost of Restoration will exceed the Threshold Amount, prior to commencement of the Restoration the architects, general contractor(s), and plans and specifications for the Restoration shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and which approval shall be granted to the extent that the plans and specifications depict a Restoration which is substantially similar to the Improvements and Equipment which existed prior to the occurrence of the casualty or Taking, whichever is applicable. Landlord will not withhold its consent for variations to the Improvements required as a result of current zoning and building code requirements.

(b) At the time of any disbursement, no mechanics’ or materialmen’s Liens shall have been filed and remain undischarged or unbonded or for which Tenant shall fail to provide affirmative title insurance coverage.

(c) Disbursements shall be made in an amount not exceeding the hard and soft cost of the work and costs incurred since the last disbursement within thirty (30) days of receipt of (1) satisfactory evidence, including architects’ certificates of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts and the plans and specifications, (2) partial releases of Liens or conditional Lien waivers, and (3) other reasonable evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed in place or delivered to the site and free and clear of mechanics’ Lien claims.

(d) Each request for disbursement shall be sent by Tenant to Landlord and to the Trustee, accompanied by a certificate of Tenant describing the work, materials or other costs or expenses, for which payment is requested and stating (i) the cost incurred in connection therewith, (ii) that no mechanics’ or materialmen’s Liens shall have been filed and remain undischarged or unbonded, and (iii) that Tenant has not previously received payment for such work or expense; the certificate to be delivered by Tenant upon completion of the work shall, in addition, state that the work that is the subject of the request for disbursement has been substantially completed and complies with the applicable requirements of this Lease. The Trustee shall not release funds from the Restoration Fund unless and until it has received a written authorization from Landlord approving such release, which Landlord agrees to promptly give if Tenant has satisfied all of the requirements set forth in this Paragraph 15 in connection with such release.

(e) Tenant shall include in each construction contract for the Restoration a provision for a commercially reasonable retainage amount.

(f) The Restoration Fund shall be held by the Trustee and shall be invested as directed by Landlord. All interest shall become a part of the Restoration Fund.

(g) No disbursements shall be made from the Restoration Fund held by the Trustee at any time that the balance in the Restoration Fund shall be less than the cost of completing the Restoration (as reasonably estimated by Tenant, provided that Tenant shall provide to Landlord the basis for such estimate, in reasonable detail, promptly after Landlord’s request therefor), free and clear of all Liens.

(h) In addition, prior to commencement of Restoration and at any time during Restoration, if the estimated cost of Restoration, as reasonably determined by a contractor or architect mutually selected by Landlord and Tenant, exceeds the amount of the Net Proceeds or the Net Award, as applicable, available for such Restoration, Tenant shall perform and pay for such Restoration from Tenant’s funds until the remaining Restoration Fund is sufficient for the completion of the Restoration. Any sum in the Restoration Fund which remains in the Restoration Fund upon the completion of Restoration with respect to a casualty shall be paid to Tenant to reimburse Tenant for expenses previously incurred by Tenant and not reimbursed and any remaining balance in the Restoration Fund shall be paid to Landlord; any portion of a Net Award remaining after completion of Restoration with respect to a Taking after reimbursement to Tenant for expenses previously incurred by Tenant and not reimbursed shall be paid to Landlord.

16.	Subordination to Financing.

(a) (i) Subject to the provisions of Paragraph 16(a)(ii), Tenant agrees that this Lease shall at all times be subject and subordinate to the Lien of the Mortgage, if any, and Tenant agrees, upon demand, to execute instruments as may be required to further effectuate or confirm such subordination, provided such instruments are reasonably acceptable to Tenant.

(ii) Except as expressly provided in this Lease by reason of the occurrence and continuance of an Event of Default, and as a condition to the subordination described in Paragraph 16(a)(i) above, Tenant’s tenancy and Tenant’s rights under this Lease shall not be disturbed, terminated or otherwise adversely affected, nor shall this Lease be affected, by the existence of, or any default under, a Mortgage, and in the event of a foreclosure or other enforcement of a Mortgage, or sale in lieu thereof, the purchaser at such foreclosure sale shall be bound to Tenant for the Term of this Lease, the rights of Tenant under this Lease shall expressly survive, and this Lease shall in all respects continue in full force and effect so long as no Event of Default has occurred and is continuing. Tenant shall not be named as a party defendant in any such foreclosure suit, except as may be required by law. Any Mortgage to which this Lease is now or hereafter subordinate shall provide, in effect, that during the time this Lease is in force and no Event of Default has occurred and is then continuing hereunder, insurance proceeds and any condemnation award shall be disbursed pursuant to the provisions of this Lease.

(b) Notwithstanding the provisions of Paragraph 16(a), the holder of the Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to subordinate and subject the Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect.

(c) At any time prior to the expiration of the Term, Tenant agrees, at the election and upon demand of any owner of the Leased Premises, or of a Lender who has granted non-disturbance to Tenant pursuant to Paragraph 16(a) above, to attorn, from time to time, to any such owner or Lender, upon the terms and conditions of this Lease, for the remainder of the Term. The provisions of this Paragraph 16(c) shall inure to the benefit of any such owner or Lender, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.

(d) Each of Tenant and Landlord agrees that, if requested by the other or by any Lender, each shall (and Landlord shall cause each Lender), without charge, enter into a Subordination, Non-Disturbance and Attornment Agreement, in the form reasonably requested by a Lender and reasonably acceptable to Landlord and Tenant, provided such agreement contains provisions relating to non-disturbance in accordance with the provisions of Paragraph 16(a) and Tenant hereby agrees for the benefit of each Lender, that Tenant will not, (i) without in each case the prior written consent of such Lender, amend or modify this Lease, or enter into any agreement with Landlord so to do, (ii) without the prior written consent of such Lender which may be withheld in such Lender’s sole discretion, cancel or surrender or seek to cancel or surrender the Term hereof, or enter into any agreement with Landlord to do so (the parties agreeing that the foregoing shall not be construed to affect the rights or obligations of Tenant, Landlord or Lenders with respect to any termination permitted under the express terms hereof following certain events of condemnation or casualty as provided in Paragraph 13 or Paragraph 14), or (c) pay any installment of Basic Rent more than one (1) month in advance of the due date thereof or otherwise than in the manner provided for in this Lease.

17.	Assignment, Subleasing.

(a) With the exception of a tenant that would render the Leased Premises or a portion thereof a “tax-exempt use property” within the meaning of Section 168(h) of the Code, Tenant may assign its interest in this Lease and may sublet the Leased Premises in whole or in part, from time to time, to any Person without the consent of Landlord. Tenant shall have no rights to mortgage or otherwise hypothecate its leasehold interest under this Lease.

(b) Each sublease of the Leased Premises or any part thereof shall be subject and subordinate to the provisions of this Lease. No assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. Notwithstanding any assignment or subletting, Tenant shall continue to remain primarily liable and responsible for the payment of the Basic Rent and Additional Rent and the performance of all its other obligations under this Lease. No assignment or sublease shall impose any obligations on Landlord under this Lease except as otherwise provided in this Lease. Tenant agrees that in the case of an assignment of this Lease, Tenant shall, within fifteen

(15) days after the execution and delivery of any such assignment, deliver to Landlord (i) a duplicate original of such assignment in recordable form and (ii) an agreement executed and acknowledged by the assignee in recordable form wherein the assignee shall agree to assume and agree to observe and perform all of the terms and provisions of this Lease on the part of the Tenant to be observed and performed from and after the date of such assignment. In the case of a sublease, Tenant shall, within fifteen (15) days after the execution and delivery of such sublease, deliver to Landlord a copy of such sublease.

18.	Permitted Contests.

(a) So long as no Event of Default has occurred and is continuing, after prior written notice to Landlord, Tenant shall not be required to (i) pay any Imposition, (ii) comply with any Legal Requirement, (iii) discharge or remove any Lien referred to in Paragraph 9 or 12, or (iv) take any action with respect to any violation referred to in Paragraph 11(b) so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord’s liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon, the Imposition or Lien so contested, (B) the sale, forfeiture or loss of any of the Leased Premises, any Basic Rent or any Additional Rent to satisfy the same or to pay any damages caused by the violation of any such Legal Requirement or by any such violation, (C) any interference with the use or occupancy of any of the Leased Premises, (D) any interference with the payment of any Basic Rent or any Additional Rent, and (E) the cancellation of any insurance policy; provided that, notwithstanding the foregoing, no prior written notice shall be required to be delivered to Landlord with respect to any matter described in clauses (i) through (iv) for which the amount at issue is less than $100,000. Landlord shall reasonably cooperate with Tenant in connection with any such contest at Tenant’s sole cost and expense.

(b) In no event shall Tenant pursue any contest with respect to any Imposition, Legal Requirement, Lien, or violation, referred to above in such manner that exposes Landlord or any Lender to (i) criminal liability, penalty or sanction, (ii) any civil liability, penalty or sanction for which Tenant has not made provisions reasonably acceptable to Landlord and Lenders (which may include the requirement to post a bond therefor) or (iii) defeasance of its interest (including the subordination of the Lien of the Mortgage to a Lien to which such Mortgage is not otherwise subordinate prior to such contest) in the Leased Premises.

(c) Tenant agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall have the right to attempt to settle or compromise such contest through negotiations. If requested by Landlord, Tenant shall deliver a bond, cash collateral or other surety in an amount sufficient to discharge any Lien of record related to such contest during the pendency thereof. Tenant shall pay and save each Indemnitee harmless against any and all losses, judgments, decrees and costs (including all reasonable attorneys’ fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.

19.	Conditional Limitations; Default Provisions.

(a) If any Event of Default shall have occurred, Landlord shall have the right at its option, then or at any time thereafter during the continuance of such Event of Default, to do any one or more of the following, without demand upon or notice to Tenant:

(i) Landlord may give Tenant notice of Landlord’s intention to terminate this Lease on a date specified in such notice (which date shall be no sooner than ten (10) Business Days after the date of the notice). Provided that Tenant has not cured all Events of Default prior to the date specified in Landlord’s notice, the Term and the estate hereby granted and all rights of Tenant hereunder shall expire and terminate as if such date were the date hereinabove fixed for the expiration of the Term, and Landlord may exercise its right to recover from Tenant as set forth in Paragraph 19(b) below.

(ii) Landlord may, whether or not the Term of this Lease shall have been terminated pursuant to clause (i) above, give Tenant notice to surrender the Leased Premises to Landlord on a date specified in such notice (which date shall be no sooner than ten (10) Business Days after the date of the notice), at which time Tenant shall surrender and deliver possession of the Leased Premises to Landlord. Upon or at any time after taking possession of the Leased Premises, Landlord may remove any persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such entry or repossession shall be construed as an election by Landlord to terminate this Lease unless Landlord gives a written notice of such intention to Tenant pursuant to clause (i) above.

(iii) After repossession of the Leased Premises pursuant to clause (ii) above, whether or not this Lease shall have been terminated pursuant to clause (i) above, Landlord may relet the Leased Premises or any part thereof to such tenant or tenants for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) for such rent, on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its reasonable discretion, may determine; and Landlord shall collect and receive any rents payable by reason of such reletting. The rents received on such reletting shall be applied (A) first to the reasonable and actual expenses of such reletting and collection, including without limitation necessary renovation and alterations of the Leased Premises, reasonable and actual attorneys’ fees and any reasonable and actual real estate commissions paid, and (B) thereafter toward payment of all sums due or to become due Landlord hereunder. If a sufficient amount to pay such expenses and sums shall not be realized or secured, then Tenant shall pay Landlord any such deficiency monthly, and Landlord may bring an action therefor as such monthly deficiency shall arise. Landlord shall not, in any event, be required to pay Tenant any sums received by Landlord on a reletting of the Leased Premises in excess of the rent provided in this Lease, but such excess shall reduce any accrued present or future obligations of Tenant hereunder. Landlord’s re-entry and reletting of the Leased Premises without termination of this Lease shall not preclude Landlord from subsequently terminating this Lease as set forth above. Landlord may make such Alterations as Landlord in its reasonable discretion may deem advisable in connection with Landlord’s reletting of the Leased Premises. Tenant agrees to pay Landlord, as Additional Rent, immediately upon demand, all reasonable expenses incurred by Landlord in obtaining possession, in performing Alterations and in reletting any of the Leased Premises, including fees and commissions of attorneys, architects, agents and brokers.

(iv) Landlord may exercise any other right or remedy now or hereafter existing by law or in equity.

(b) In the event of any termination of this Lease by reason of the occurrence of an Event of Default, Landlord may recover from Tenant the following:

(i) the worth at the time of award of any unpaid Rent (as defined below) which had been earned at the time of such termination;

(ii) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided (after taking into account any amounts that Landlord would reasonably be obligated to expend or expenses that Landlord would be reasonably likely to incur in connection with such avoidance); plus

(iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided (after taking into account any amounts that Landlord would reasonably be obligated to expend or expenses that Landlord would be reasonably likely to incur in connection with such avoidance); plus

(iv) any other actual amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any Additional Payments.

As used in Paragraph 19(b)(i) and Paragraph 19(b)(ii) above, the “worth at the time of award” is to be computed by allowing interest at the Default Rate. As used in Paragraph 19(b)(iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). As used in this Paragraph 19(b), the term “Rent” shall mean, collectively, the Basic Rent and the Additional Rent. For purposes of this Paragraph 19(b), no Renewal Term shall be taken into account in determining Landlord’s recovery unless the Lease is terminated during a Renewal Term, in which case only such Renewal Term (and no remaining Renewal Terms) shall be taken into account.

20. Landlord’s Default. Landlord’s failure to perform or observe any of its obligations under this Lease shall constitute a default by Landlord under this Lease only if such failure shall continue for a period of thirty (30) days after Landlord receives written notice from Tenant specifying the default (provided that, if the nature of Landlord’s breach or default is such that more than thirty (30) days are reasonably required for its cure, and if within the thirty (30) days Landlord diligently commences to cure and thereafter actively, diligently and in good faith prosecutes the same with continuity to completion, then the time for curing such default shall be extended for so long as is reasonably necessary). Following the occurrence of any such default, Tenant shall have the right to pursue any remedy available under Applicable Law for such default by Landlord; provided, however, that in no case shall Tenant have any right to terminate this Lease on account of any such default or to set off any damages or other amount payable by Landlord against any Basic Rent or Additional Rent payable by Tenant under this Lease. In the event of a default by Landlord, Tenant shall provide written notice to Landlord, and to Lender (if any and if Tenant has been provided the notice information for such Lender) and then without further notice or demand, shall have the right to any one or more of the following remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein (but subject to the limitations set forth in the previous sentence): (a) to pursue the remedy of specific performance; and (b) to seek money damages for actual loss arising from Landlord’s failure to discharge its obligations under this Lease.

21.	Additional Rights of Landlord and Tenant.

(a) Except as may be specifically provided herein, no right or remedy conferred upon or reserved to Landlord or Tenant in this Lease is intended to be exclusive of any other right or remedy; and each and every right and remedy shall be cumulative and in addition to any other right or remedy contained in this Lease. No delay or failure by Landlord or Tenant to enforce its rights under this Lease shall be construed as a waiver, modification or relinquishment thereof. In addition to the other remedies provided in this Lease, Landlord and Tenant shall be entitled, to the extent permitted by Applicable Law, to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease.

(b) Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, any right and privilege which it or any of them may have under any present or future law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof.

(c) Landlord hereby waives any right to distrain or levy upon Trade Fixtures or any property of Tenant and any Landlord’s Lien or similar Lien upon Trade Fixtures and any other property of Tenant. Landlord agrees at the request and expense of Tenant, to execute a waiver of any Landlord’s or similar Lien for the benefit of any present or future holder of a security interest in or lessor of any of Trade Fixtures or any other personal property of Tenant. Landlord agrees to review any other requested form of waiver provided by Tenant within ten (10) Business Days of receipt thereof.

(d) (i) Tenant agrees to pay to Landlord any and all reasonable costs and expenses incurred by Landlord in connection with any litigation or other action instituted by Landlord to enforce the obligations of Tenant under this Lease, to the extent that Landlord has prevailed in any such litigation or other action. Any amount payable by Tenant to Landlord pursuant to this Paragraph 21(d)(i) shall be due and payable by Tenant to Landlord as Additional Rent within thirty (30) days after a final, non-appealable judgment or decision is rendered in favor of Landlord in such litigation or other action.

(ii) Landlord agrees to pay to Tenant any and all reasonable costs and expenses incurred by Tenant in connection with any litigation or other action instituted by Tenant to enforce the obligations of Landlord under this Lease, to the extent that Tenant has prevailed in any such litigation or other action. Any amount payable by Landlord to Tenant pursuant to this Paragraph 21(d)(ii) shall be due and payable within thirty (30) days after a final, non-appealable judgment or decision is rendered in favor of Tenant in such litigation or other action.

22. Notices. All notices, demands, requests and approvals pursuant to this Lease shall be in writing and shall be deemed to have been given for all purposes (i) four (4) days after having been sent by United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address as stated below, (ii) one (1) Business Day after having been sent for overnight delivery by a nationally recognized overnight delivery service, (iii) on the day delivered, if personally delivered on a Business Day during business hours or (iv) for purposes of Paragraph 6(a) only, on the day sent by facsimile or electronic mail, if sent during business hours on a Business Day (or if not sent during such time, on the next Business Day) so long as receipt thereof is confirmed electronically and the same written notice is also sent by nationally recognized overnight delivery service or messenger.

To the Addresses stated below:

If to Landlord:

DW Glendale CA Landlord, LLC

c/o SunTrust Equity Funding, LLC

3333 Peachtree Road, NE, 10th Floor

Atlanta, Georgia 30326

Attention: Sarah Nix

Facsimile: (404) 439-7652

Telephone: (404) 926-5457

Email: sarah.nix@suntrust.com

If to Tenant:

DreamWorks Animation SKG, Inc.

1000 Flower Street

Glendale, California 91201

Attention: General Counsel

Facsimile: (818) 695-6748

Telephone: (818) 695-6655

Email: andrew.chang@wellpoint.com

with a copy to:

Paul Hastings LLP

71 S. Wacker Drive, 45th Floor

Chicago, Illinois 60606

Attention: Gregory Spitzer

Facsimile: (312) 499-6171

Telephone: (312) 499-6071

Email: gregoryspitzer@Paulhastings.com

If any Lender shall have advised Tenant by notice in the manner aforesaid that it is the holder of a Mortgage and states in said notice its address for the receipt of notices, then simultaneously with the giving of any notice by Tenant to Landlord, Tenant shall send a copy of such Notice to Lender in the manner aforesaid. For the purposes of this Paragraph 22, any party may substitute its address by giving fifteen (15) days’ notice to the other party in the manner provided above. Any notice, demand and request may be given on behalf of any party by its counsel.

23. Estoppel Certificates. Landlord and Tenant shall at any time and from time to time, upon not less than ten (10) Business Days’ prior written request by the other, execute, acknowledge and deliver to the other a statement in writing, certifying (i) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, setting forth such modifications), (ii) the dates to which Basic Rent payable hereunder has been paid, (iii) that no default by such Person exists hereunder and, to the knowledge of the signer of such certificate, no default by the other party hereto exists hereunder or, in either case, specifying each such default of which the signer may have knowledge, (iv) the remaining Term hereof, and (v) such other matters relating to this Lease as may reasonably be requested by the party requesting the certificate. It is intended that any such statements may be relied upon by Lenders or potential Lenders, by the recipient of such statements or their assignees and/or by any prospective purchaser, assignee or subtenant of the Leased Premises or of the membership interests in Landlord.

24.	Surrender and Holding Over.

(a) Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises to Landlord. Tenant shall remove from the Leased Premises on or prior to such expiration or earlier termination the Trade Fixtures and personal property which is owned by Tenant or third parties other than Landlord, and Tenant at its expense shall, on or prior to such expiration or earlier termination, repair any damage caused by such removal. Trade Fixtures and personal property not so removed at the expiration of the Term or within thirty days after the earlier termination of the Term for any reason whatsoever shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be borne by Tenant. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any property which becomes the property of Landlord as a result of such expiration or earlier termination.

(b) Any holding over by Tenant of the Leased Premises after the expiration or earlier termination of the term of this Lease or any extensions thereof, with the consent of Landlord, shall operate and be construed as tenancy from month to month only, at one hundred twenty-five percent (125%) of the Basic Rent reserved herein and upon the same terms and conditions as contained in this Lease. Notwithstanding the foregoing, any holding over without Landlord’s consent shall entitle Landlord, in addition to collecting Basic Rent at the rate set forth in the previous sentence, to exercise all rights and remedies provided by law or in equity, including the remedies of Paragraph 19(b).

25. No Merger of Title. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate and (b) the fee estate or ownership of any of the Leased Premises or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease and (ii) the fee estate in or ownership of the Leased Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

26.	Definition of Landlord.

(a) Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Landlord’s interest in the Leased Premises or condemnation, property insurance or sale proceeds related thereto, and shall not be enforced against the Landlord individually or personally, or against any member or other Affiliate of Landlord.

(b) The term “Landlord” as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Leased Premises or holder of the Mortgage in possession at the time in question of the Leased Premises and in the event of any transfer or transfers of the title of the Leased Premises, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed (but shall remain liable with respect to all such liability arising from events or circumstances existing prior to the date of such transfer).

27.	Hazardous Substances.

(a) Tenant agrees that it will not on, about, or under the Leased Premises, make, release, treat or dispose of any Hazardous Materials, except in customary quantities in the ordinary course of business of Tenant and in accordance with all Applicable Laws, including, without limitation, CERCLA and other applicable Environmental Laws. Tenant hereby covenants that it will at all times comply with all applicable Environmental Laws in all material respects.

(b) If and to the extent Tenant or Landlord is required to do so by an environmental agency having jurisdiction over the Leased Premises or pursuant to any court order or any applicable Environmental Law, Tenant shall (i) remediate any Hazardous Materials generated, stored, released, treated, present or disposed of on or from the Leased Premises, whether now or hereafter existing on the Leased Premises and whether or not arising out of or in any manner connected with Tenant’s occupancy of the Leased Premises, and shall remediate any damage caused by such Hazardous Materials, and (ii) timely comply, at its sole cost and expense, with any monitoring or reporting requirements applicable to the Leased Premises or any part thereof which are imposed on Tenant or Landlord by any Environmental Law or an environmental agency having jurisdiction over the Leased Premises or by any court order; provided that Tenant’s covenants under this Paragraph 27(b) shall in no event apply to any Hazardous Materials, or any monitoring or reporting requirements imposed as a result of any Hazardous Materials, that are generated, stored, released, treated or disposed of by Landlord or any other Indemnitee on the Leased Premises.

(c) Tenant agrees that it will not use the groundwater beneath the Leased Premises for any purpose or install any underground storage tank at the Leased Premises without specific, prior written approval from Landlord.

28. Entry by Landlord. Subject to Tenant’s reasonable security requirements (which may include, in addition to other requirements, requiring each person entering the Leased Premises (i) to execute a confidentiality agreement in substantially the form attached hereto as Exhibit E, (ii) to refrain from taking any photos or video or audio recording in the Leased Premises in areas restricted by Tenant, and (iii) to be accompanied by Tenant’s representatives), Landlord and its authorized representatives shall have the right upon reasonable advance written notice (which shall be not less than two (2) Business Days except in the case of emergency (in which event Landlord may give Tenant shorter notice in any manner that is reasonable under the circumstances) to enter the Leased Premises at all reasonable business hours (and at all other times in the event of an emergency to the extent reasonably necessary under such circumstances): (a) for the purpose of inspecting the same or for the purpose of doing any work under Paragraph 11(c), and may take all such action thereon as may be necessary or appropriate for any such purpose (but nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Landlord to make any such inspection or do any such work), and (b) for the purpose of showing the Leased Premises to prospective purchasers, lenders and mortgagees and, at any time within nine (9) months prior to the expiration of the Term of this Lease, for the purpose of showing the same to prospective tenants (in each case, subject to Tenant’s reasonable security requirements as described above). No such entry shall constitute an eviction of Tenant, but any such entry shall be done by Landlord in such reasonable manner as to minimize any disruption of Tenant’s business operation. Landlord agrees to assume liability for, and to indemnify, protect, defend, save and keep harmless Tenant and its Affiliates and their respective officers, directors, employees, representatives, shareholders, members or other equity owners, from and against, any and all Claims, whether asserted during or after the Term, that may be suffered, imposed on or asserted against any such parties to the extent arising out of any entry to the Leased Premises by Landlord or its authorized representatives or any prospective purchasers, lenders and mortgagees for any reason other than the occurrence and continuance of an Event of Default, except to the extent such Claims result from any negligence or willful misconduct of Tenant or its representatives.

29. No Usury. The intention of the parties being to conform strictly to the applicable usury laws, whenever any provision herein provides for payment by Tenant to Landlord of interest at a rate in excess of the legal rate permitted to be charged, such rate herein provided to be paid shall be deemed reduced to such legal rate.

30.	Withholdings.

(a) Notwithstanding anything herein to the contrary, Tenant agrees that each payment of Basic Rent and Additional Rent shall be free and clear of, and without deduction for, any withholdings of any nature whatsoever, unless required by Applicable Law.

(b) Notwithstanding anything herein to the contrary, the provisions of this Paragraph 30 shall survive the earlier termination of this Lease.

31. Financial Statements. Tenant hereby agrees to deliver to Landlord either in print or in electronic form, all of the following financial statements, which shall be prepared in accordance with GAAP: (i) quarterly financial statements for Tenant, within forty-five (45) days after the end of each fiscal quarter of Tenant, and (ii) annual financial statements for Tenant, audited by an independent certified public accountant, within one hundred twenty (120) days after the end of each fiscal year. For as long as Tenant shall be a publicly listed company and is required to file quarterly and annual statements with the SEC, then Tenant shall submit to Landlord (in satisfaction of the requirements set forth in the preceding sentence), when filed with the SEC, copies of Tenant’s forms 10Q and 10K, provided that to the extent such forms are available through EDGAR or a similar internet site, no such submission shall be required.

32.	Right of First Refusal.

(a) If at any time during the Term of this Lease Landlord shall receive any bona fide offer from a third party for the purchase of (i) Landlord’s right, title and interest in and to the Leased Premises, whether as a single asset purchase or as part of a portfolio transaction, or (ii) the equity interests in Landlord (or any transaction resulting in a change in any direct or indirect controlling interest in Landlord, including, without limitation, any merger or other transaction that results in such a change), which offer Landlord shall desire to accept (each such offer that Landlord desires to accept is referred to herein as an “Offer”), Landlord shall promptly convey to Tenant the terms of such Offer, and, provided no Event of Default by Tenant is then existing under the terms of this Lease, Tenant shall have an irrevocable, ongoing right of first refusal and may, within fifteen (15) Business Days thereafter, TIME BEING OF THE ESSENCE, elect to purchase Landlord’s right, title and interest in and to the Leased Premises from Landlord, or the equity interests in Landlord, on the same terms as those set forth in such Offer; provided, however, that (A) if the terms of such Offer relate to Landlord’s right, title and interest in and to the Leased Premises and other property of Landlord and/or its Affiliates or as part of any other type of portfolio transaction, or to the equity interests in Landlord and other property of the holder of such equity interests, or any transaction which would result in a change of any direct or indirect controlling interest in Landlord, (1) Tenant’s right to purchase shall be limited to Landlord’s right, title and interest in and to the Leased Premises or to the equity interests or direct or indirect controlling interests in Landlord only, and accordingly, the purchase price shall be prorated equitably to reflect that it only relates to Landlord’s right, title and interest in and to the Leased Premises or the equity interests or direct or indirect controlling interests in Landlord, as the case may be, (2) Tenant shall have the right to require Landlord to structure the sale of the equity interests in Landlord or the transaction which would result in a change to any direct or indirect controlling interest in Landlord as a sale of Landlord’s right, title and interest in and to the Leased Premises, (3) Tenant shall close its purchase within one hundred twenty (120) days of the date of its notice to Landlord electing to purchase Landlord’s right, title and interest in and to the Leased Premises or the equity interests in Landlord, as the case may be, and (4) the Purchase Procedure shall apply to the conveyance of Landlord’s right, title and interest in and to the Leased Premises or the equity interests in Landlord, as the case may be, to Tenant herein. If Tenant shall not accept such Offer within the time herein specified therefor, said right of first refusal shall cease to exist with respect to the Offer in question, provided that (I) the purchase price paid is at least ninety-five percent (95%) of the purchase price set forth in such Offer that Tenant did not accept, (II) with regard to any other material terms and conditions that affect the purchase price, such terms and conditions shall not be more favorable to the buyer in any material respect than as set forth in such Offer that Tenant did not accept, and (III) such purchase and sale transaction is closed within nine (9) months after Tenant’s rejection of such Offer (provided further, that this Lease shall continue on all terms, covenants and conditions set forth in this Lease, including, without limitation, Tenant’s right of first refusal as set forth in this Paragraph 32); in the event that Landlord receives a subsequent third party offer that meets the standards set forth in the first proviso of this sentence, such offer shall be subject to Tenant’s right of first refusal pursuant to this Paragraph 32, provided that Tenant shall exercise such right within five (5) Business Days of receipt by Tenant of the terms of such subsequent offer. The right of first refusal as set forth in this Paragraph 32 shall be reinstated with respect to any subsequent offer that is not described in the foregoing sentence.

(b) Notwithstanding anything to the contrary herein, the provisions of this Paragraph 32(a) shall not apply to (i) any sale or conveyance of the Leased Premises in a foreclosure sale (or similar proceeding) of a bona-fide mortgage or deed of trust or to any conveyance in lieu of foreclosure of such a bona-fide mortgage or deed of trust, (ii) any sale or conveyance of the Leased Premises or of any direct or indirect controlling interest in Landlord which occurs during the existence of an Event of Default hereunder, (iii) to the extent Landlord is an Affiliate of SunTrust Banks, Inc., any transfer, sale or other disposition of the Leased Premises or the equity interests in Landlord to SunTrust Banks, Inc. or any Affiliate thereof, (iv) the first sale or conveyance of the Leased Premises or the controlling interest in Landlord, as the case may be, that occurs after the date of this Lease (excluding any such sale or conveyance that is otherwise excluded pursuant to this subparagraph (b)) or (v) any sale or conveyance of any publicly listed stock or other publicly listed equity interest.

(c) So long as no Event of Default has occurred and is continuing under this Lease, Landlord shall not sell, transfer or assign its right, title or interest in the Leased Premises, or permit the equity interests in Landlord (or any direct or indirect controlling interest in Landlord that is not publicly listed) to be sold, transferred or assigned, to a Competitor of Tenant.

(d) For purposes of this Paragraph 32, “controlling” means the possession, direct or indirect, of the power (i) to vote fifty percent (50%) or more of the outstanding voting securities or other ownership interests of such Person; or (ii) to otherwise direct management policies of such Person by contract or otherwise.

33. Separability. Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from its obligation to perform the same. If any term or provision of this Lease or the application thereof to any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to a person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

34.	Miscellaneous.

(a) The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

(b) As used in this Lease the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (i) “including” shall mean “including but not limited to”; (ii) “provisions” shall mean “provisions, terms, agreements, covenants and/or conditions”; and (iii) “obligation” shall mean “obligation, duty, agreement, liability, covenant or condition”.

(c) Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord.

(d) This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought. This Lease embodies the entire agreement and understanding between Tenant and Landlord with respect to the transactions contemplated hereby and supersedes all other agreements and understandings between Tenant and Landlord with respect to the subject matter thereof. This Lease represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of Tenant and Landlord or any course of prior dealings. There are no unwritten oral agreements between the parties.

(e) The covenants of this Lease shall run with the Land and bind Tenant, the successors and assigns of Tenant and all present and subsequent encumbrances and subtenants of any of the Leased Premises, and shall inure to the benefit of and bind Landlord, its successors and assigns.

(f) This Lease will be executed in counterparts, each of which when so executed and delivered shall constitute an original, fully enforceable counterpart for all purposes.

(g) This Lease shall be governed by and construed according to the laws of the State in which the Leased Premises is located.

(h) TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAWS, LANDLORD AND TENANT IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LEASE AND ANY COUNTERCLAIM THEREUNDER.

(i) The lease of the Leased Premises by Landlord to Tenant pursuant to this Lease will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same. Without limiting the generality of the foregoing, neither Tenant nor any of its Affiliates (a) is a blocked person described in Section 1 of the Anti-Terrorism Order or (b) knowingly engages or will knowingly (after following adequate know-your-customer procedures) engage in any dealings or transactions, or be otherwise associated, with any such blocked person. For purposes hereof, “Anti-Terrorism Order” means Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons who Commit, threaten to Commit or Support Terrorism). Tenant hereby represents and warrants that Tenant (i) is not listed on any Government Lists, (ii) is not a Person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of The Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”) or in any enabling legislation or other Presidential Executive Orders in respect thereof, or (iii) has not been previously indicted for or convicted of any Patriot Act Offense. Tenant hereby covenants to cause the statements set forth above to remain true and correct throughout the Term. For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the United States of America, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism; (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the Patriot Act. The term “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term “Government Lists” means (1) the Specially Designated Nationals and Blocked Persons Lists maintained by OFAC, (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the rules and regulations of OFAC that Landlord notifies Tenant from time to time in writing is now included in “Government Lists”, or (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Government Authority or pursuant to any Executive Order of the President of the United States of America that Landlord notified Tenant in writing is included in “Government Lists”. Notwithstanding anything to the contrary in this Paragraph 34(i), no representation, warranty or covenant is being made herein with respect to any direct or indirect owner of Tenant whose ownership interest consists of stock in a publicly traded company on a nationally recognized stock exchange.

35.	California Specific Provisions.

(a) Landlord and Tenant hereby waive the provisions of any present or future statutes relating to termination of leases when leased property is damaged or destroyed and agree that such an event shall be governed by the terms of this Lease. In the event of an interruption in, or failure or inability to provide any service or utility for the Leased Premises for any reason, such interruption, failure or inability shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future legal requirement permitting the termination of this Lease due to such interruption, damage, destruction, failure or inability. Tenant hereby waives California Civil Code Sections 1932(2) and 1933(4), providing for termination of hiring upon destruction of the thing hired and Sections 1941 and 1942, providing for repairs to and of premises. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future legal requirement providing for, or allowing either party to petition the courts of the state in which the Real Property is located for, a termination of this Lease upon a partial taking of the Leased Premises and/or the Improvements.

(b) The parties acknowledge that a landlord may be required to disclose certain information concerning the energy performance of the Leased Premises pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the “Energy Disclosure Requirements”). Within twenty (20) Business Days of Landlord’s written request, Tenant agrees to deliver to Landlord such information and/or documents within Tenant’s possession or reasonable control as Landlord reasonably requires for Landlord to comply with the Energy Disclosure Requirements and related California Code of Regulations, relating to commercial building energy ratings.

(c) Landlord makes the following statement based on Landlord’s actual knowledge in order to comply with California Civil Code Section 1938: The Improvements and the Leased Premises have not undergone an inspection by a Certified Access Specialist (CASp).

[signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed by their respective duly authorized officers as of the day and year first above written.

LANDLORD:

DW GLENDALE CA LANDLORD, LLC, a Delaware limited liability company

By:	SunTrust Equity Funding, LLC, its Manager

By:	/s/ Justin Wilde
Name:	Justin Wilde
Title:	Manager

TENANT:

DREAMWORKS ANIMATION SKG, INC., a Delaware corporation

By	/s/ Robert A. Kelly
Name:	Robert A. Kelly
Title:	Assistant Secretary

S-1	LEASE AGREEMENT

EXHIBIT A

Legal Description

PARCEL A:

ALL THAT PORTION OF LOT 7 OF BLOCK 81, SUBDIVISION OF RANCHO PROVIDENCIA AND SCOTT TRACT, SHOWN ON MAP OF SAID TRACT, IN THE CITY OF GLENDALE, RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, IN BOOK 43 PAGE 47, ET SEQ. OF MISCELLANEOUS RECORDS, LYING NORTHERLY OF THE SOUTH LINE OF THAT CERTAIN EASEMENT FOR PUBLIC STREET PURPOSES CONVEYED BY DEED RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, IN BOOK 12433 PAGE 58, OFFICIAL RECORDS, AND THE SOUTHWESTERLY 30 FEET OF FLOWER STREET, AS SHOWN ON SAID TRACT MAP BETWEEN THE LIMITS OF THE NORTHEASTERLY PROLONGATION OF THE NORTHWESTERLY AND SOUTHEASTERLY LINES, RESPECTIVELY OF SAID LOT 7.

EXCEPT TO THE CITY OF LOS ANGELES AND THE DEPARTMENT OF WATER AND POWER ALL WATER AND WATER RIGHTS APPURTENANT WHETHER SURFACE OR SUBSURFACE AND ALSO RESERVING ALL OIL, GAS AND PETROLEUM OR OTHER MINERAL OR HYDROCARBON SUBSTANCES LYING BELOW A DEPTH OF 500 FEET FROM THE SURFACE OF SAID LAND, WITHOUT THE RIGHT TO ENTER UPON THE SURFACE OF SUCH LAND FOR SUCH USE.

PARCEL B:

THAT PORTION OF LOT 3 OF TRACT NO. 15255, IN THE CITY OF GLENDALE, AS PER MAP RECORDED IN BOOK 341 PAGES 29 TO 34 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY AND THAT PORTION OF LOT 2 IN BLOCK 10 OF THE PELANCONI TRACT, AS PER MAP RECORDED IN BOOK 135 PAGES 62 TO 64 INCLUSIVE OF SAID MAPS, DESCRIBED AS FOLLOWS:

COMMENCING AT THE INTERSECTION OF THE SOUTHEASTERLY LINE OF TRACT NO. 20978, AS PER MAP RECORDED IN BOOK 601 PAGES 79 TO 82 INCLUSIVE, OF MAPS, RECORDS OF SAID COUNTY WITH THE SOUTHWESTERLY LINE OF SAID LOT 3, SAID SOUTHWESTERLY LINE ALSO BEING THE CENTER LINE OF FLOWER STREET; THENCE ALONG SAID SOUTHWESTERLY LINE AND ALONG SAID CENTERLINE SOUTH 48º 47’ 10” EAST 812.41 FEET TO THE ANGLE POINT IN SAID SOUTHWESTERLY LINE; THENCE ALONG THE WESTERLY LINE OF SAID LOT 3, SOUTH 13º 48’ 29” WEST 59.53 FEET TO THE “TRUE POINT OF BEGINNING”; THENCE SOUTH 42º 42’ 35” EAST 80.44 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE NORTHEASTERLY AND HAVING A RADIUS OF 232.35 FEET; THENCE SOUTHEASTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 12º 27’ 38” A DISTANCE OF 50.53 FEET TO THE BEGINNING OF A CURVE HAVING A RADIUS OF 173.10 FEET, TANGENT TO SAID LAST MENTIONED CURVE AND TANGENT TO A CURVE CONCENTRIC WITH AND 42 FEET SOUTHERLY, MEASURED

RADIALLY FROM THAT CERTAIN 700.00 FOOT RADIUS CURVE IN THE NORTHERLY BOUNDARY OF THAT CERTAIN PARCEL OF LAND DESCRIBED AS PARCEL 2 IN DEED TO THE CITY OF GLENDALE, RECORDED ON AUGUST 10, 1959 AS INSTRUMENT NO. 1988 IN BOOK D-565 PAGE 867 OF OFFICIAL RECORDS; THENCE ALONG SAID LAST MENTIONED CURVE THROUGH A CENTRAL ANGLE OF 50º 38’ 10”, A DISTANCE OF 152.98 FEET TO A CURVE CONCENTRIC WITH AND 40 FEET SOUTHERLY, MEASURED RADIALLY, FROM SAID 700.00 FOOT RADIUS CURVE; THENCE WESTERLY ALONG SAID CONCENTRIC CURVE THROUGH A CENTRAL ANGLE OF 19º 22’ 38” A DISTANCE OF 250.26 FEET; THENCE TANGENT TO SAID CURVE AND ALONG A LINE PARALLEL WITH AND 80 FEET SOUTHERLY, MEASURED AT RIGHT ANGLES, FROM THE NORTHERLY LINE OF THAT CERTAIN PARCEL OF LAND DESCRIBED IN DEED TO THE CITY OF GLENDALE IN BOOK 14195 PAGE 337 OF SAID OFFICIAL RECORDS, SOUTH 85º 56’ 07” WEST 40.72 FEET TO SAID WESTERLY LINE; THENCE ALONG WESTERLY LINE NORTH 13º 48’ 29” EAST 184.12 FEET TO THE “TRUE POINT OF BEGINNING”.

A-2

EXHIBIT B

BASIC RENT

Basic Rent is due commencing on the Closing Date on each Basic Rent Payment Date during the Term in an amount equal to the amount for such Basic Rent Payment Date set forth on Schedule I attached hereto.

During each of the first and second Renewal Terms, the Basic Rent payable on each Basic Rent Payment Date during such Renewal Term shall be in the amount set forth for such Basic Rent Payment Date on Schedule I attached hereto.

During each of the third and fourth Renewal Terms, the Basic Rent payable on each Basic Rent Payment Date during such Renewal Term shall be equal to the greater of (i) the Basic Rent in effect on the Basic Rent Payment Date immediately preceding the first month of such Renewal Term and (ii) the monthly Fair Market Value Rent for the Leased Premises for such Renewal Term. If requested by either Landlord or Tenant, Landlord and Tenant shall enter into a supplement to this Lease setting forth the actual Basic Rent for the related Renewal Term as calculated pursuant to the preceding sentence.

B-1

SCHEDULE I

Basic Rent

SCHEDULE I

Basic Rent (in $)

Primary Lease Term
2/23/2015	219,500.97
3/1/2015	1,097,504.84
4/1/2015	1,097,504.84
5/1/2015	1,097,504.84
6/1/2015	1,097,504.84
7/1/2015	1,097,504.84
8/1/2015	1,097,504.84
9/1/2015	1,097,504.84
10/1/2015	1,097,504.84
11/1/2015	1,097,504.84
12/1/2015	1,097,504.84
1/1/2016	1,097,504.84
2/1/2016	1,097,504.84
3/1/2016	1,113,967.41
4/1/2016	1,113,967.41
5/1/2016	1,113,967.41
6/1/2016	1,113,967.41
7/1/2016	1,113,967.41
8/1/2016	1,113,967.41
9/1/2016	1,113,967.41
10/1/2016	1,113,967.41
11/1/2016	1,113,967.41
12/1/2016	1,113,967.41
1/1/2017	1,113,967.41
2/1/2017	1,113,967.41
3/1/2017	1,130,676.92
4/1/2017	1,130,676.92
5/1/2017	1,130,676.92
6/1/2017	1,130,676.92
7/1/2017	1,130,676.92
8/1/2017	1,130,676.92

Sch I -1

9/1/2017	1,130,676.92
10/1/2017	1,130,676.92
11/1/2017	1,130,676.92
12/1/2017	1,130,676.92
1/1/2018	1,130,676.92
2/1/2018	1,130,676.92
3/1/2018	1,147,637.08
4/1/2018	1,147,637.08
5/1/2018	1,147,637.08
6/1/2018	1,147,637.08
7/1/2018	1,147,637.08
8/1/2018	1,147,637.08
9/1/2018	1,147,637.08
10/1/2018	1,147,637.08
11/1/2018	1,147,637.08
12/1/2018	1,147,637.08
1/1/2019	1,147,637.08
2/1/2019	1,147,637.08
3/1/2019	1,164,851.63
4/1/2019	1,164,851.63
5/1/2019	1,164,851.63
6/1/2019	1,164,851.63
7/1/2019	1,164,851.63
8/1/2019	1,164,851.63
9/1/2019	1,164,851.63
10/1/2019	1,164,851.63
11/1/2019	1,164,851.63
12/1/2019	1,164,851.63
1/1/2020	1,164,851.63
2/1/2020	1,164,851.63
3/1/2020	1,182,324.41
4/1/2020	1,182,324.41
5/1/2020	1,182,324.41
6/1/2020	1,182,324.41
7/1/2020	1,182,324.41
8/1/2020	1,182,324.41
9/1/2020	1,182,324.41
10/1/2020	1,182,324.41
11/1/2020	1,182,324.41
12/1/2020	1,182,324.41
1/1/2021	1,182,324.41

Sch I -2

2/1/2021	1,182,324.41
3/1/2021	1,200,059.27
4/1/2021	1,200,059.27
5/1/2021	1,200,059.27
6/1/2021	1,200,059.27
7/1/2021	1,200,059.27
8/1/2021	1,200,059.27
9/1/2021	1,200,059.27
10/1/2021	1,200,059.27
11/1/2021	1,200,059.27
12/1/2021	1,200,059.27
1/1/2022	1,200,059.27
2/1/2022	1,200,059.27
3/1/2022	1,218,060.16
4/1/2022	1,218,060.16
5/1/2022	1,218,060.16
6/1/2022	1,218,060.16
7/1/2022	1,218,060.16
8/1/2022	1,218,060.16
9/1/2022	1,218,060.16
10/1/2022	1,218,060.16
11/1/2022	1,218,060.16
12/1/2022	1,218,060.16
1/1/2023	1,218,060.16
2/1/2023	1,218,060.16
3/1/2023	1,236,331.07
4/1/2023	1,236,331.07
5/1/2023	1,236,331.07
6/1/2023	1,236,331.07
7/1/2023	1,236,331.07
8/1/2023	1,236,331.07
9/1/2023	1,236,331.07
10/1/2023	1,236,331.07
11/1/2023	1,236,331.07
12/1/2023	1,236,331.07
1/1/2024	1,236,331.07
2/1/2024	1,236,331.07
3/1/2024	1,254,876.03
4/1/2024	1,254,876.03
5/1/2024	1,254,876.03
6/1/2024	1,254,876.03

Sch I -3

7/1/2024	1,254,876.03
8/1/2024	1,254,876.03
9/1/2024	1,254,876.03
10/1/2024	1,254,876.03
11/1/2024	1,254,876.03
12/1/2024	1,254,876.03
1/1/2025	1,254,876.03
2/1/2025	1,254,876.03
3/1/2025	1,273,699.17
4/1/2025	1,273,699.17
5/1/2025	1,273,699.17
6/1/2025	1,273,699.17
7/1/2025	1,273,699.17
8/1/2025	1,273,699.17
9/1/2025	1,273,699.17
10/1/2025	1,273,699.17
11/1/2025	1,273,699.17
12/1/2025	1,273,699.17
1/1/2026	1,273,699.17
2/1/2026	1,273,699.17
3/1/2026	1,292,804.66
4/1/2026	1,292,804.66
5/1/2026	1,292,804.66
6/1/2026	1,292,804.66
7/1/2026	1,292,804.66
8/1/2026	1,292,804.66
9/1/2026	1,292,804.66
10/1/2026	1,292,804.66
11/1/2026	1,292,804.66
12/1/2026	1,292,804.66
1/1/2027	1,292,804.66
2/1/2027	1,292,804.66
3/1/2027	1,312,196.73
4/1/2027	1,312,196.73
5/1/2027	1,312,196.73
6/1/2027	1,312,196.73
7/1/2027	1,312,196.73
8/1/2027	1,312,196.73
9/1/2027	1,312,196.73
10/1/2027	1,312,196.73
11/1/2027	1,312,196.73

Sch I -4

12/1/2027	1,312,196.73
1/1/2028	1,312,196.73
2/1/2028	1,312,196.73
3/1/2028	1,331,879.68
4/1/2028	1,331,879.68
5/1/2028	1,331,879.68
6/1/2028	1,331,879.68
7/1/2028	1,331,879.68
8/1/2028	1,331,879.68
9/1/2028	1,331,879.68
10/1/2028	1,331,879.68
11/1/2028	1,331,879.68
12/1/2028	1,331,879.68
1/1/2029	1,331,879.68
2/1/2029	1,331,879.68
3/1/2029	1,351,857.88
4/1/2029	1,351,857.88
5/1/2029	1,351,857.88
6/1/2029	1,351,857.88
7/1/2029	1,351,857.88
8/1/2029	1,351,857.88
9/1/2029	1,351,857.88
10/1/2029	1,351,857.88
11/1/2029	1,351,857.88
12/1/2029	1,351,857.88
1/1/2030	1,351,857.88
2/1/2030	1,351,857.88
3/1/2030	1,372,135.74
4/1/2030	1,372,135.74
5/1/2030	1,372,135.74
6/1/2030	1,372,135.74
7/1/2030	1,372,135.74
8/1/2030	1,372,135.74
9/1/2030	1,372,135.74
10/1/2030	1,372,135.74
11/1/2030	1,372,135.74
12/1/2030	1,372,135.74
1/1/2031	1,372,135.74
2/1/2031	1,372,135.74
3/1/2031	1,392,717.78
4/1/2031	1,392,717.78

Sch I -5

5/1/2031	1,392,717.78
6/1/2031	1,392,717.78
7/1/2031	1,392,717.78
8/1/2031	1,392,717.78
9/1/2031	1,392,717.78
10/1/2031	1,392,717.78
11/1/2031	1,392,717.78
12/1/2031	1,392,717.78
1/1/2032	1,392,717.78
2/1/2032	1,392,717.78
3/1/2032	1,413,608.55
4/1/2032	1,413,608.55
5/1/2032	1,413,608.55
6/1/2032	1,413,608.55
7/1/2032	1,413,608.55
8/1/2032	1,413,608.55
9/1/2032	1,413,608.55
10/1/2032	1,413,608.55
11/1/2032	1,413,608.55
12/1/2032	1,413,608.55
1/1/2033	1,413,608.55
2/1/2033	1,413,608.55
3/1/2033	1,434,812.68
4/1/2033	1,434,812.68
5/1/2033	1,434,812.68
6/1/2033	1,434,812.68
7/1/2033	1,434,812.68
8/1/2033	1,434,812.68
9/1/2033	1,434,812.68
10/1/2033	1,434,812.68
11/1/2033	1,434,812.68
12/1/2033	1,434,812.68
1/1/2034	1,434,812.68
2/1/2034	1,434,812.68
3/1/2034	1,456,334.87
4/1/2034	1,456,334.87
5/1/2034	1,456,334.87
6/1/2034	1,456,334.87
7/1/2034	1,456,334.87
8/1/2034	1,456,334.87
9/1/2034	1,456,334.87

Sch I -6

10/1/2034	1,456,334.87
11/1/2034	1,456,334.87
12/1/2034	1,456,334.87
1/1/2035	1,456,334.87
2/1/2035	1,456,334.87

Renewal Term 1
3/1/2035	1,478,179.89
4/1/2035	1,478,179.89
5/1/2035	1,478,179.89
6/1/2035	1,478,179.89
7/1/2035	1,478,179.89
8/1/2035	1,478,179.89
9/1/2035	1,478,179.89
10/1/2035	1,478,179.89
11/1/2035	1,478,179.89
12/1/2035	1,478,179.89
1/1/2036	1,478,179.89
2/1/2036	1,478,179.89
3/1/2036	1,500,352.59
4/1/2036	1,500,352.59
5/1/2036	1,500,352.59
6/1/2036	1,500,352.59
7/1/2036	1,500,352.59
8/1/2036	1,500,352.59
9/1/2036	1,500,352.59
10/1/2036	1,500,352.59
11/1/2036	1,500,352.59
12/1/2036	1,500,352.59
1/1/2037	1,500,352.59
2/1/2037	1,500,352.59
3/1/2037	1,522,857.88
4/1/2037	1,522,857.88
5/1/2037	1,522,857.88
6/1/2037	1,522,857.88
7/1/2037	1,522,857.88
8/1/2037	1,522,857.88
9/1/2037	1,522,857.88
10/1/2037	1,522,857.88
11/1/2037	1,522,857.88

Sch I -7

12/1/2037	1,522,857.88
1/1/2038	1,522,857.88
2/1/2038	1,522,857.88
3/1/2038	1,545,700.75
4/1/2038	1,545,700.75
5/1/2038	1,545,700.75
6/1/2038	1,545,700.75
7/1/2038	1,545,700.75
8/1/2038	1,545,700.75
9/1/2038	1,545,700.75
10/1/2038	1,545,700.75
11/1/2038	1,545,700.75
12/1/2038	1,545,700.75
1/1/2039	1,545,700.75
2/1/2039	1,545,700.75
3/1/2039	1,568,886.26
4/1/2039	1,568,886.26
5/1/2039	1,568,886.26
6/1/2039	1,568,886.26
7/1/2039	1,568,886.26
8/1/2039	1,568,886.26
9/1/2039	1,568,886.26
10/1/2039	1,568,886.26
11/1/2039	1,568,886.26
12/1/2039	1,568,886.26
1/1/2040	1,568,886.26
2/1/2040	1,568,886.26

Renewal Term 2
3/1/2040	1,592,419.55
4/1/2040	1,592,419.55
5/1/2040	1,592,419.55
6/1/2040	1,592,419.55
7/1/2040	1,592,419.55
8/1/2040	1,592,419.55
9/1/2040	1,592,419.55
10/1/2040	1,592,419.55
11/1/2040	1,592,419.55
12/1/2040	1,592,419.55
1/1/2041	1,592,419.55
2/1/2041	1,592,419.55

Sch I -8

3/1/2041	1,616,305.85
4/1/2041	1,616,305.85
5/1/2041	1,616,305.85
6/1/2041	1,616,305.85
7/1/2041	1,616,305.85
8/1/2041	1,616,305.85
9/1/2041	1,616,305.85
10/1/2041	1,616,305.85
11/1/2041	1,616,305.85
12/1/2041	1,616,305.85
1/1/2042	1,616,305.85
2/1/2042	1,616,305.85
3/1/2042	1,640,550.43
4/1/2042	1,640,550.43
5/1/2042	1,640,550.43
6/1/2042	1,640,550.43
7/1/2042	1,640,550.43
8/1/2042	1,640,550.43
9/1/2042	1,640,550.43
10/1/2042	1,640,550.43
11/1/2042	1,640,550.43
12/1/2042	1,640,550.43
1/1/2043	1,640,550.43
2/1/2043	1,640,550.43
3/1/2043	1,665,158.69
4/1/2043	1,665,158.69
5/1/2043	1,665,158.69
6/1/2043	1,665,158.69
7/1/2043	1,665,158.69
8/1/2043	1,665,158.69
9/1/2043	1,665,158.69
10/1/2043	1,665,158.69
11/1/2043	1,665,158.69
12/1/2043	1,665,158.69
1/1/2044	1,665,158.69
2/1/2044	1,665,158.69
3/1/2044	1,690,136.07
4/1/2044	1,690,136.07
5/1/2044	1,690,136.07
6/1/2044	1,690,136.07

Sch I -9

7/1/2044	1,690,136.07
8/1/2044	1,690,136.07
9/1/2044	1,690,136.07
10/1/2044	1,690,136.07
11/1/2044	1,690,136.07
12/1/2044	1,690,136.07
1/1/2045	1,690,136.07
2/1/2045	1,690,136.07

Sch I -10

EXHIBIT C

Purchase Procedure

In the event Tenant purchases the Leased Premises pursuant to Paragraph 32, title shall close on the Sale Closing Date, at noon at the Atlanta office of First American Title Insurance Company, or at such other time and place as the parties hereto may agree upon in writing, and this Lease shall be automatically extended to and including the Sale Closing Date and Tenant shall pay the purchase price by transferring immediate funds to such account or accounts and in such bank or banks as the Trustee or, if no Loan is then outstanding, Landlord, shall designate, upon delivery of a grant deed (or local equivalent) conveying the Leased Premises and all other required documents, including a certificate of non-foreign status, a title insurance policy with respect to the Leased Premises in Tenant’s, or its designee’s, name as owner in the amount of the purchase price showing no Liens or encumbrances except those permitted by the following sentence and any sales disclosure, transfer tax forms or similar forms required by law. The grant deed (or local equivalent) shall convey title, free from encumbrances other than (A) Permitted Encumbrances, (B) Liens created or suffered by Tenant or arising by reason of the failure of Tenant to observe or perform any of the terms, covenants or agreements provided to be observed or performed by Tenant under this Lease, or that otherwise are the responsibility of Tenant hereunder, (C) any installments of Impositions then affecting the Leased Premises and (D) if the Offer with respect to which Tenant exercised its right of first refusal provided that the buyer would assume the Mortgage, then Tenant shall assume the Mortgage and the related Loan on a full recourse basis; if the Offer with respect to which Tenant exercised its right of first refusal provided that the buyer would pay all or a portion of the related Loan and/or Make-Whole Premium, then, on the Sale Closing Date, Tenant shall pay the Loan and Make-Whole Premium in the amounts that such buyer would have been obligated to pay (it being understood that if the Loan is prepayable at the option of the borrower and the Offer provides for the Loan to be assumed, then Tenant may opt to prepay the Loan instead of assuming the Loan so long as Tenant pays all amounts required to be paid in connection with such prepayment pursuant to the Note and the Mortgage, including any applicable Make-Whole Premium). The purchase price payable as hereinabove provided shall be charged or credited, as the case may be, on the Sale Closing Date, to reflect adjustments of Basic Rent paid or payable to the Sale Closing Date, apportioned as of the day prior to the Sale Closing Date. All closing costs, including, without limitation, all conveyance, transfer, sales and like taxes, recording fees and title insurance premiums, required in connection with the purchase shall be allocated between Tenant and Landlord in the same manner as set forth in the Offer with respect to which Tenant has elected to purchase the Leased Premises under Paragraph 32 (and to the extent such Offer does not contain the allocation of any of the closing costs, such closing costs shall be allocated between Tenant and Landlord in accordance with the local custom). Upon payment by Tenant of the purchase price, as decreased or increased by applicable adjustments, if any, set forth herein, this Lease shall terminate on the Sale Closing Date.

In the event Tenant purchases the membership interests in Landlord pursuant to Paragraph 32, title shall close on the Sale Closing Date, at such time and place as the parties hereto may agree upon in writing, the owner of the membership interests in Landlord shall transfer such interests to Tenant free and clear of any Liens or encumbrances and this Lease shall be automatically extended to and including the Sale Closing Date and Tenant shall pay the purchase price by transferring immediate funds to such account or accounts and in such bank or banks as Landlord, shall designate, upon delivery of an assignment of such membership interests and all other required documents, including a certificate of non-foreign status, and any sales disclosure, transfer tax forms or similar forms required by law. The purchase price payable as hereinabove provided shall be charged or credited, as the case may be, on the Sale Closing Date, to reflect adjustments of Basic Rent paid or payable to the Sale Closing Date, apportioned as of the day prior to the Sale Closing Date. All closing costs, including, without limitation, all conveyance, transfer, sales and like taxes, required in connection with the purchase shall be allocated between Tenant and Landlord in the same manner as set forth in the Offer with respect to which Tenant has elected to purchase the membership interests in Landlord under Paragraph 32 (and to the extent such Offer does not contain the allocation of any of the closing costs, such closing costs shall be allocated between Tenant and Landlord in accordance with the local custom). Upon payment by Tenant of the purchase price, as decreased or increased by applicable adjustments, if any, set forth herein, this Lease shall terminate on the Sale Closing Date.

Ex C - 2

EXHIBIT D

Form of Memorandum of Lease

PREPARED BY AND WHEN RECORDED RETURN TO:

Julia R. Sarron, Esq.

Sarron Law Group, LLC

1424 W. Ohio St.

Chicago, Illinois 60642

(Above Space For Recorder’s Use Only)

MEMORANDUM OF LEASE

This Memorandum of Lease (this “Memorandum”) dated as of February 23, 2015, is by and between DW GLENDALE CA LANDLORD, LLC, a Delaware limited liability company, having an office at c/o SunTrust Equity Funding, LLC, 3333 Peachtree Road, NE, 10th Floor MC 3951, Atlanta, Georgia 30326 (“Landlord”) and DREAMWORKS ANIMATION SKG, INC., a Delaware corporation, having an office at 1000 Flower Street, Glendale, California 91201 (“Tenant”).

By Lease Agreement, dated as of February 23, 2015 (as amended and supplemented from time to time, the “Lease”), Landlord did demise and lease to Tenant that certain real property located in Los Angeles County, State of California, which is described on Exhibit A attached hereto and made a part hereof (the “Leased Property”), upon the following terms:

Commencement Date: February 23, 2015.

Term: Until February 28, 2035.

Renewal Option(s): Four (4) consecutive renewals, each for a term of five (5) years, all upon the terms and conditions set forth in the Lease.

From and after the first sale of the Leased Property or the equity interests in Landlord, Tenant has a right of first refusal with respect to the Leased Property under certain circumstances as set forth in the Lease.

This Memorandum is subject to all conditions, terms and provisions of the Lease, which agreement is hereby adopted and made a part hereof by reference to the same, in the same manner as if all the provisions thereof were set forth herein in full. This Memorandum has been executed for the purpose of recordation in order to give notice of all of the terms, provisions and conditions of the Lease, and is not intended, and shall not be construed, to define, limit, or modify the Lease. This Memorandum is not a complete summary of the Lease, nor shall any provisions of this Memorandum be used in interpreting the provisions of the Lease.

This Memorandum may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

In the event of any inconsistency between the terms of the Lease and this Memorandum, the terms of the Lease shall control.

Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Leased Property through or under Tenant, and that no mechanic’s or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Leased Property.

[signature page follows]

2

IN WITNESS WHEREOF, the parties have executed this Memorandum to be effective as of the date first set forth above.

LANDLORD:

DW GLENDALE CA LANDLORD, LLC, a Delaware limited liability company

By:	SunTrust Equity Funding, LLC, a Delaware limited liability company, its sole member By: Name: Justin Wilde Title: Manager

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF GEORGIA	)
) SS:
COUNTY OF FULTON	)

On February     , 2015, before me, (here insert name and title of officer), personally appeared Justin Wilde, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct

WITNESS my hand and official seal.

Signature	(Seal)

3

TENANT:

DREAMWORKS ANIMATION SKG, INC., a Delaware corporation

By:
Name:	Robert A. Kelly
Title:	Assistant Secretary

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
) SS:
COUNTY OF LOS ANGELES	)

On            , 2015, before me,                     (here insert name and title of officer), personally appeared Robert A Kelly, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct

WITNESS my hand and official seal.

Signature	(Seal)

4

EXHIBIT A

Legal Description

PARCEL A:

ALL THAT PORTION OF LOT 7 OF BLOCK 81, SUBDIVISION OF RANCHO PROVIDENCIA AND SCOTT TRACT, SHOWN ON MAP OF SAID TRACT, IN THE CITY OF GLENDALE, RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, IN BOOK 43 PAGE 47, ET SEQ. OF MISCELLANEOUS RECORDS, LYING NORTHERLY OF THE SOUTH LINE OF THAT CERTAIN EASEMENT FOR PUBLIC STREET PURPOSES CONVEYED BY DEED RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, IN BOOK 12433 PAGE 58, OFFICIAL RECORDS, AND THE SOUTHWESTERLY 30 FEET OF FLOWER STREET, AS SHOWN ON SAID TRACT MAP BETWEEN THE LIMITS OF THE NORTHEASTERLY PROLONGATION OF THE NORTHWESTERLY AND SOUTHEASTERLY LINES, RESPECTIVELY OF SAID LOT 7.

EXCEPT TO THE CITY OF LOS ANGELES AND THE DEPARTMENT OF WATER AND POWER ALL WATER AND WATER RIGHTS APPURTENANT WHETHER SURFACE OR SUBSURFACE AND ALSO RESERVING ALL OIL, GAS AND PETROLEUM OR OTHER MINERAL OR HYDROCARBON SUBSTANCES LYING BELOW A DEPTH OF 500 FEET FROM THE SURFACE OF SAID LAND, WITHOUT THE RIGHT TO ENTER UPON THE SURFACE OF SUCH LAND FOR SUCH USE.

PARCEL B:

THAT PORTION OF LOT 3 OF TRACT NO. 15255, IN THE CITY OF GLENDALE, AS PER MAP RECORDED IN BOOK 341 PAGES 29 TO 34 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY AND THAT PORTION OF LOT 2 IN BLOCK 10 OF THE PELANCONI TRACT, AS PER MAP RECORDED IN BOOK 135 PAGES 62 TO 64 INCLUSIVE OF SAID MAPS, DESCRIBED AS FOLLOWS:

COMMENCING AT THE INTERSECTION OF THE SOUTHEASTERLY LINE OF TRACT NO. 20978, AS PER MAP RECORDED IN BOOK 601 PAGES 79 TO 82 INCLUSIVE, OF MAPS, RECORDS OF SAID COUNTY WITH THE SOUTHWESTERLY LINE OF SAID LOT 3, SAID SOUTHWESTERLY LINE ALSO BEING THE CENTER LINE OF FLOWER STREET; THENCE ALONG SAID SOUTHWESTERLY LINE AND ALONG SAID CENTERLINE SOUTH 48º 47’ 10” EAST 812.41 FEET TO THE ANGLE POINT IN SAID SOUTHWESTERLY LINE; THENCE ALONG THE WESTERLY LINE OF SAID LOT 3, SOUTH 13º 48’ 29” WEST 59.53 FEET TO THE “TRUE POINT OF BEGINNING”; THENCE SOUTH 42º 42’ 35” EAST 80.44 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE NORTHEASTERLY AND HAVING A RADIUS OF 232.35 FEET; THENCE SOUTHEASTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 12º 27’ 38” A DISTANCE OF 50.53 FEET TO THE BEGINNING OF A CURVE HAVING A RADIUS OF 173.10 FEET, TANGENT TO SAID LAST MENTIONED CURVE AND TANGENT TO A CURVE CONCENTRIC WITH AND 42 FEET SOUTHERLY, MEASURED RADIALLY FROM THAT CERTAIN 700.00 FOOT RADIUS CURVE IN THE NORTHERLY

1

BOUNDARY OF THAT CERTAIN PARCEL OF LAND DESCRIBED AS PARCEL 2 IN DEED TO THE CITY OF GLENDALE, RECORDED ON AUGUST 10, 1959 AS INSTRUMENT NO. 1988 IN BOOK D-565 PAGE 867 OF OFFICIAL RECORDS; THENCE ALONG SAID LAST MENTIONED CURVE THROUGH A CENTRAL ANGLE OF 50º 38’ 10”, A DISTANCE OF 152.98 FEET TO A CURVE CONCENTRIC WITH AND 40 FEET SOUTHERLY, MEASURED RADIALLY, FROM SAID 700.00 FOOT RADIUS CURVE; THENCE WESTERLY ALONG SAID CONCENTRIC CURVE THROUGH A CENTRAL ANGLE OF 19º 22’ 38” A DISTANCE OF 250.26 FEET; THENCE TANGENT TO SAID CURVE AND ALONG A LINE PARALLEL WITH AND 80 FEET SOUTHERLY, MEASURED AT RIGHT ANGLES, FROM THE NORTHERLY LINE OF THAT CERTAIN PARCEL OF LAND DESCRIBED IN DEED TO THE CITY OF GLENDALE IN BOOK 14195 PAGE 337 OF SAID OFFICIAL RECORDS, SOUTH 85º 56’ 07” WEST 40.72 FEET TO SAID WESTERLY LINE; THENCE ALONG WESTERLY LINE NORTH 13º 48’ 29” EAST 184.12 FEET TO THE “TRUE POINT OF BEGINNING”.

2

EXHIBIT E

Form of Confidentiality Agreement

NONDISCLOSURE AGREEMENT

THIS NONDISCLOSURE AGREEMENT (this “Agreement”) effective as of             , 20     (“Effective Date”), is made and entered into by                      with an office located at, and its affiliates (“Recipient”) in favor of DreamWorks Animation SKG, Inc., with an office located at 1000 Flower Street, Glendale, California 91201, and its affiliates (collectively, “DWA”), with such foregoing entities also referred to hereafter individually as a “Party” or collectively as the “Parties.”

In consideration of the access to Confidential Information (as defined herein) to be received by Recipient pursuant to the terms of this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Recipient hereby agrees as follows:

1. Purpose. Reference is hereby made to that certain Lease Agreement, dated as of February 23, 2015 (as heretofore or hereafter amended, the “Lease”), between Dreamworks Animation SKG, Inc. (in its capacity as tenant under the Lease, the “Tenant”) and DW Glendale CA Landlord, LLC (the “Landlord”). Recipient desires to enter the Leased Premises (as defined in the Lease) and in connection therewith the Tenant has required Recipient to execute this Agreement pursuant to Paragraph 28 of the Lease in order to cover any confidential creative, technical, and business information that may be disclosed to Recipient and that DWA requires Recipient to treat as confidential.

2. “Confidential Information” means any and all information DWA discloses to Recipient, either directly or indirectly, in writing, orally, by inspection of tangible objects, or by observation of systems, methods, processes, designs, concepts, devices, improvements, technologies and other ideas, including without limitation, operating plans, financial information, business plans, trade secrets and know how, results and prospects, customer, employee, stockholder and supplier information or lists, marketing plans and techniques, product concepts, experimental works, works in progress, scripts, plots, characters, research efforts, technical information, data systems, drawings, storyboards, illustrations, photographs, computer programs, dramatic, graphic, literary and musical material, pictorial works and sound recordings, mechanical and electronic hardware, production processes and any other information relating to the creative projects, technology and business of DWA. Confidential Information may also include information disclosed by DWA to Recipient which information was disclosed to DWA by third-parties. Confidential Information shall not, however, include any information which Recipient can establish: (a) was publicly known prior to the time of disclosure to Recipient by DWA; (b) becomes publicly known after disclosure to Recipient by DWA through no action or inaction of Recipient; (c) is in the possession of Recipient, without confidentiality restrictions, at the time of disclosure by DWA as evidenced by Recipient’s files and records immediately prior to the time of disclosure; or (d) is independently developed by Recipient without reference to any Confidential Information as evidenced by Recipient’s written files and records.

3. Non-Use and Non-Disclosure. Recipient hereby agrees not to use any Confidential Information for any purpose whatsoever except to [evaluate and engage in discussions concerning a potential purchase or lease of the Leased Premises or a potential purchase of the membership interests in Landlord] [inspect and evaluate the condition of the Leased Premises and the performance or non-performance by the Tenant of its obligations under the Lease] [do work on the Leased Premises pursuant to Paragraph 11 of the Lease], provided that Recipient may use any Confidential Information that is related to the Lease, to the Tenant’s performance under the Lease or to the Leased Premises (the “Lease Related Information”) in connection with the enforcement of the Lease or any related document. Recipient hereby agrees not to disclose any Confidential Information to third-parties or to employees of Recipient, except to those employees of Recipient, and to Recipient’s attorneys, accountants, advisors, and potential lenders and other sources of capital (collectively, the “Representatives”) who are required to have the information in order to perform the activity described in the foregoing sentence. Recipient shall not modify, adapt, alter, translate, reverse engineer, disassemble, create derivative works of, or decompile any prototypes, software, or other tangible objects that embody any Confidential Information. Without the prior written consent of a duly authorized representative of DWA, Recipient will not issue nor authorize in any manner whatsoever, directly or indirectly, the dissemination of any publicity or news story relating to the Confidential Information. Recipient shall not confirm nor deny any information of any kind in any way relating to DWA or DWA’s business (except to Recipient’s Representatives). If Recipient is required by legal process to disclose any Confidential Information, Recipient shall not be in breach of this Agreement, but, to the extent permitted by law, shall provide DWA prompt prior written notice thereof so that DWA may seek a protective order or other appropriate remedy to prevent or limit disclosure of any Confidential Information. Recipient shall reasonably cooperate, at DWA’s expense, with the DWA’s application for a protective order or other remedy. In any event, Recipient shall disclose only that portion of the Confidential Information that Recipient is legally required to disclose.

4. Maintenance of Confidentiality. Recipient hereby agrees that it shall take all reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information. Without limiting the foregoing, Recipient shall take at least those measures that Recipient takes to protect its own most highly confidential information, but in no event less than a reasonable degree of care. Recipient shall be fully responsible for any breach of the terms and conditions of this Agreement by any of its Representatives. Recipient shall not make any copies of Confidential Information except in the case of disclosure permitted by this Agreement unless the same are previously approved in writing by a duly authorized representative of DWA. Recipient shall reproduce DWA’s proprietary rights notices on any such approved copies in the same manner in which such notices were set forth in or on the original. Recipient shall, promptly after becoming aware thereof, notify DWA in the event of any unauthorized use or disclosure of any Confidential Information by Recipient or any of its Representatives.

5. No Warranty. ALL CONFIDENTIAL INFORMATION IS PROVIDED “AS IS.” DWA MAKES NO WARRANTIES, REPRESENTATIONS, GUARANTEES, OR OTHER PROMISES WHATSOEVER, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, REGARDING THE ACCURACY, COMPLETENESS, OR OTHER PERFORMANCE OF ANY CONFIDENTIAL INFORMATION.

6. Return of Materials. All documents and other tangible objects containing or representing Confidential Information and all copies thereof which are in the possession of Recipient shall be and remain the property of DWA and shall be promptly returned to DWA upon DWA’s written request, provided that (i) Recipient shall not be obligated to exercise any extraordinary efforts to return all Confidential Information that is in electronic format and (ii) if Recipient has or is acquiring an ownership interest in the Leased Premises or in the Landlord, Recipient may retain copies of the Lease Related Information.

7. No License. Nothing in this Agreement is intended to grant any rights to Recipient under any patent, mask work right, copyright, or any other intellectual property or proprietary right of DWA, nor shall this Agreement grant Recipient any rights in or to any Confidential Information except as expressly set forth in this Agreement. Recipient shall not acquire any right under this Agreement to use, and shall not use, the name “DreamWorks” (either alone or in conjunction with or as part of any other word or name) or any of DWA’s fanciful characters or designs or any of its related, affiliated, or subsidiary companies, or the names of the three principals of DWA, except that Recipient may use the name of the Tenant in descriptions of the Lease, or the transactions contemplated thereby, or the Leased Premises.

8. Term. This Agreement shall survive until such time as all Confidential Information disclosed hereunder becomes publicly known through no action or inaction of Recipient.

9. Remedies. Recipient hereby agrees that any violation or threatened violation of this Agreement may cause irreparable injury to DWA, entitling DWA to obtain injunctive relief in addition to all legal remedies. Recipient hereby irrevocably waives any right to seek and/or obtain rescission, equitable and/or injunctive relief related to DWA’s or its related entities’ production, distribution, license and/or exploitation of any motion picture, television program, commercial, app, stage play and/or other content; and Recipient’s sole and exclusive remedy in connection therewith shall be an action for damages.

10. Recipient Information. DWA does not wish to receive any confidential information from Recipient, and DWA assumes no obligation, either express or implied, with respect to any information disclosed by Recipient.

11. Miscellaneous. This Agreement shall bind and inure to the benefit of the Parties and their successors and permitted assigns. This Agreement shall be governed by the laws of the State of California, without reference to conflict of laws principles. The Parties hereby expressly and irrevocably consent to the exclusive personal jurisdiction and venue of Los Angeles County, California for any claim arising out of, related to, or in connection with this Agreement. Any action or proceeding arising out of, to interpret, or to enforce this Agreement shall be determined by binding arbitration in the State of California, County of Los Angeles pursuant to the provisions of JAMS. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, representations, warranties, guarantees, promises and other understandings of the Parties, provided that nothing set forth herein shall supersede or abrogate the Lease or any provision thereof. Any failure to enforce any provision of this Agreement shall not constitute a waiver thereof or of any other provision hereof. This Agreement may not be amended, nor any obligation waived, except by a writing signed by duly authorized representatives of both Parties. Recipient shall not assign its rights or delegate its obligations under this Agreement, in whole or in part, without the prior written permission of a duly authorized representative of DWA. Any attempted assignment in violation of the previous sentence shall be null and void. DWA may assign or delegate any of its rights or obligations under this Agreement, in whole or in part, without the consent of Recipient. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision hereof, the Parties shall add as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible to be valid and enforceable. Each Party is an independent contractor and is not and shall not be deemed to be the legal representative or agent of the other Party for any purpose whatsoever, and neither Party is authorized by the other Party to transact business, incur obligations (either express or implied), bill goods, or otherwise act in any manner, in the name or on behalf of the other Party, or to make any promise, warranty, or representation in the name or on behalf of the other Party, except as expressly permitted in this Agreement. The article, section and subsection headings in this Agreement are only inserted for convenience and shall not affect in any way the meaning or interpretation of this Agreement. The language of this Agreement shall be construed simply and according to its fair meaning, and shall not be construed for or against any Party as a result of the source of its draftsmanship. This Agreement may be executed by exchange of signature pages by facsimile or electronic means and/or in any number of counterparts, each of which shall be an original as against any Party whose signature appears thereon and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Recipient has caused this Agreement to be executed by its duly authorized representative as of the Effective Date.

RECIPIENT

Signature:
Print Name:
Title:	(Authorized Signatory)

APPENDIX A

“Additional Payments” shall mean all amounts that are out-of-pocket costs, expenses, charges or penalties (including the Make-Whole Premium, it being understood that a Make-Whole Premium shall only be payable in the event of the termination of this Lease as a result of an Event of Default), if any, incurred by Landlord as a result of the prepayment or defeasance of a Note(s) as the result of the occurrence of an Event of Default. Notwithstanding anything to the contrary set forth in this Lease, in no event shall Tenant be responsible for the payment of any Additional Payments that are payable by Landlord to a Lender as a result of a default by Landlord pursuant to the Note or Mortgage, which default is not the result of a default by Tenant hereunder.

“Additional Rent” shall mean all amounts, costs, expenses, liabilities, indemnities and obligations (including Tenant’s obligation to pay any Default Rate interest hereunder) which Tenant is required to pay pursuant to the terms of this Lease, other than Basic Rent.

“Affiliate” of any Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with, such Person and shall include, if such Person is an individual, trusts for the benefit of such individual. For the purposes of this definition, the term “control” (including the correlative meanings of the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Alteration” or “Alterations” shall mean any or all changes, additions (whether or not adjacent to or abutting any then existing buildings), expansions (whether or not adjacent to or abutting any then existing buildings), improvements, reconstructions, removals or replacements of any of the Improvements or Equipment, both interior or exterior, and ordinary and extraordinary, it being understood that Alterations shall not include repairs or ordinary maintenance.

“Applicable Laws” shall mean all existing and future applicable laws (including common laws), rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of any Governmental Authorities, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative or judicial organization or agency of competent jurisdiction (including those pertaining to the environment and those pertaining to the construction, use or occupancy of the Leased Premises). Applicable Laws shall include Environmental Laws.

“Appraisal Procedure” means the following procedure: Landlord shall designate an independent MAI appraiser within thirty (30) days after delivery of the applicable Renewal Option Notice. Within thirty (30) days after selection of Landlord’s appraiser, Landlord shall notify Tenant of the determination made by Landlord’s appraiser with respect to the Fair Market Value Rent of the Leased Premises. Tenant shall then have twenty (20) days to dispute such determination and to select its own independent MAI appraiser. In the event that Tenant fails to select its appraiser within such twenty (20) day period, the determination of Landlord’s appraiser shall constitute the Fair Market Value Rent. Within twenty (20) days after selection of Tenant’s appraiser, the two appraisers shall meet and attempt to agree as to the Fair Market Value Rent for the Leased Premises. In the event that such appraisers are unable to agree as to such Fair Market Value Rent then: (i) if the difference between the two determinations is less than five percent (5%) of the lower determination, then the average of the two determinations shall be deemed to constitute Fair Market Value Rent; or (ii) if the difference between the two determinations is equal to or greater than five percent (5%) of the lower determination, then the two appraisers shall jointly select a third independent MAI appraiser, within ten (10) days following the expiration of such twenty (20) day period, which appraiser shall select which of the determinations of the first two appraisers shall constitute the Fair Market Value Rent within thirty (30) days after his or her appointment. If first two (2) appraisers cannot so agree on the third MAI appraiser, then either Landlord or Tenant may elect to have the third MAI appraiser appointed by any Federal District Judge for the Southern District of California. Such third appraiser shall not have the right to vary or modify the determinations of the appraisers selected by Landlord and Tenant. Any appraiser selected by Tenant or Landlord must have at least ten (10) years experience in appraising commercial real estate in the area in which the Leased Premises is located. The appraisers shall not have the right to amend, modify or vary any of the terms of this Lease and the determination of the appraisers shall be final, binding and conclusive upon Landlord and Tenant.

“Basic Rent” shall mean the amounts set forth on Exhibit B annexed to this Lease.

“Basic Rent Payment Dates” shall mean the Closing Date and the first Business Day of each month thereafter during the Term.

“Business Day” means any day other than a Saturday or a Sunday or other day on which commercial banks in the State of Georgia or California are required or are authorized to be closed.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601-9657.

“Claims” shall mean Liens (including, without limitation, Lien removal and bonding costs), liabilities, obligations, damages, losses, demands, penalties, assessments, payments, fines, claims, actions, suits, judgments, settlements, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses and costs of investigation and enforcement) of any kind and nature whatsoever.

“Closing Date” shall mean February 23, 2015.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Competitor” shall mean Disney / Pixar, Sony Entertainment, Fox Entertainment’s Blue Sky Studios, Illumination Entertainment, or other such companies and production studios that release animated or live-action films into the theatrical market.

“Condemnation” shall mean a Taking and/or a Requisition.

“Default Rate” shall mean the then current Prime Rate plus 5.00% per annum.

“Environmental Laws” shall mean and include the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. §§ 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, CERCLA, the Hazardous Materials Transportation Act of 1975, 49 U.S.C. §§ 1801-1812, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq and all other federal, state and local laws, ordinances, rules, orders, statutes, codes and regulations applicable to the Leased Premises or the operations thereon or use thereof and (i) relating to the environment, human health or natural resources, (ii) regulating, controlling or imposing liability or standards of conduct concerning Hazardous Materials, or (iii) regulating the clean-up or other remediation of the Leased Premises or any portion thereof, as any of the foregoing may have been, or may be, amended, supplemented or supplanted from time to time.

“Equipment” shall mean, collectively, the machinery and equipment attached to the Improvements in such a manner as to become fixtures under Applicable Law, together with all additions and accessions thereto, substitutions therefor and replacements thereof, excepting therefrom the Trade Fixtures and any servers and other computer equipment in Tenant’s data center (and any racking therefor).

“Event of Default” shall mean the occurrence of any one or more of the following events: (i) a failure by Tenant to make (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity or before any administrative tribunal which had or might have the effect of preventing Tenant from complying with the provisions of this Lease): (x) any payment of Basic Rent when due and payable and the continuance of such failure for three (3) Business Days after written notice thereof to Tenant (which notice may be by email), or (y) any payment of any other sum herein required to be paid by Tenant which continues unremedied for a period of fifteen (15) Business Days after written notice thereof to Tenant; (ii) failure by Tenant to perform and observe, or a violation or breach of, any other provision in this Lease and, in any such case, such default shall continue for a period of thirty (30) days after written notice thereof is given by Landlord, the Trustee or a Lender to Tenant, or if such default is of such a nature that it cannot reasonably be cured within such period of thirty (30) days, such period shall be extended for such longer time as is reasonably necessary (not to exceed 360 days, as such period may be extended by reason of a delay caused solely by a force majeure event), provided that Tenant has commenced to cure such default within said period of thirty (30) days and is actively, diligently and in good faith proceeding with continuity to remedy such default; (iii) Tenant shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) voluntarily consent to the appointment of a receiver or trustee for itself or for any of the Leased Premises, (C) voluntarily file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any other jurisdiction, (D) voluntarily file a general assignment for the benefit of creditors or (E) be the subject of an involuntary case or proceeding against Tenant of the nature referred to in the foregoing subclauses of this clause (iii) which remains undismissed for more than ninety (90) days; (iv) a court shall enter an order, judgment or decree appointing a receiver or trustee for Tenant or for the Leased Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States or any state or otherwise entering an order for relief in any such proceeding, and such order, judgment or decree shall remain in force, undischarged or unstayed, sixty (60) days after it is entered; (v) Tenant shall in any insolvency proceedings be liquidated or dissolved or shall voluntarily commence proceedings towards its liquidation or dissolution; or (vi) the estate or interest of Tenant in the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within sixty (60) days after such levy or attachment.

“Expiration Date” shall mean the last day of the month in which the twentieth (20th) anniversary of the Closing Date occurs.

“Fair Market Value Rent” shall mean, for any Renewal Term, the prevailing annual market rental rate that a willing tenant would pay, and a willing landlord would accept, at the time of determination in arm’s length, bona fide negotiations for a comparable, contemporaneous lease transaction for the Leased Premises for such Renewal Term, assuming that the Leased Premises has been maintained in accordance with this Lease, as agreed upon between Tenant and Landlord or if no such agreement has been reached within twenty (20) days of the delivery of the applicable Renewal Option Notice, then as determined pursuant to the Appraisal Procedure.

“GAAP” shall mean generally accepted accounting principles, applied on a consistent basis, as in effect from time to time in the United States of America.

“Governmental Authority” shall mean any federal, state, county, municipal, foreign or other governmental or regulatory authority, agency, board, body, instrumentality or court.

“Guaranties” shall mean all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the Uniform Commercial Code.

“Hazardous Materials” shall mean (i) all chemicals, petroleum, crude oil or any fraction thereof, hydrocarbons, polychlorinated biphenyls (PCBs), friable asbestos, asbestos-containing materials and/or products, urea formaldehyde, or (ii) any chemicals, materials, substances or wastes defined as or included in the definition of “hazardous materials,” “hazardous wastes,” “hazardous substances,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic wastes,” “toxic pollutants,” “contaminants,” “pollutants,” or words of similar import under any Applicable Laws.

“Imposition” or “Impositions” shall mean, collectively, all Taxes of every kind and nature on or with respect to the Leased Premises, or the use, lease, ownership or operation thereof; all charges, fees, expenses and/or taxes for or under any Permitted Encumbrance or Record Agreement or other agreement maintained for the benefit of the Leased Premises; all general and special assessments, levies, permits, inspection and license fees on or with respect to the Leased Premises; all water and sewer rents and other utility charges on or with respect to the Leased Premises; all ground rents on or with respect to the Leased Premises, if any; all common area maintenance fees, if any, applicable to the Leased Premises, and all other public charges and/or taxes whether of a like or different nature, even if unforeseen or extraordinary, imposed or assessed upon or with respect to the Leased Premises, prior to or during the Term, against

Landlord, Tenant or any of the Leased Premises as a result of or arising in respect of the ownership, occupancy, leasing, use, maintenance, operation, management, repair or possession thereof, or any activity conducted on the Leased Premises, or the Basic Rent or Additional Rent, including without limitation, any sales tax, occupancy tax or excise tax levied by any governmental body on or with respect to such Basic Rent or Additional Rent; all payments required to be made to a governmental authority that are in lieu of any of the foregoing, whether or not expressly so designated; and any penalties, fines, additions or interest thereon or additions thereto, provided that the term “Impositions” shall exclude any federal, state or local (A) transfer taxes as the result of a conveyance by (or suffered by) Landlord to any Person other than (1) Tenant or a person designated by Tenant or (2) as a result of an Event of Default, (B) franchise, capital stock, gross income taxes that are in the nature of franchise or capital stock taxes or similar taxes, if any, of Landlord, (C) income, excess profits or other taxes, if any, of Landlord, determined on the basis of or measured by its net income, (D) estate, inheritance, succession, gift, capital levy or similar taxes of Landlord, or (E) Tax that would not have been imposed but for the failure of an Indemnitee to comply with certification, information, documentation or other reporting requirements applicable to such Indemnitee and for which Tenant is not responsible under this Lease, if compliance with such requirements is required by statute or regulation of the relevant taxing authority as a precondition to relief or exemption from such Tax.

“Improvements” shall mean, collectively, the buildings, structures and other improvements on the Land.

“Indemnitee” shall mean Landlord, each Lender, the Trustee, any trustee under a Mortgage which is a deed of trust, each of their assignees or other transferees and each of their Affiliates and their respective officers, directors, employees, representatives, shareholders, members or other equity owners.

“Initial Term” shall mean the period of time commencing on the Closing Date and terminating on the Expiration Date.

“Insurance Expiration Date” shall mean, with respect to an insurance policy, the date that such insurance policy will expire.

“Insurance Requirements” shall mean, as the case may be, any one or more of the terms of each insurance policy required to be carried by Tenant under this Lease and the requirements of the issuer of such policy.

“Land” shall mean the lot(s) or parcel(s) of land described in Exhibit A attached to this Lease and made a part hereof, together with the easements, rights and appurtenances thereunto belonging or appertaining.

“Landlord” shall mean DW Glendale CA Landlord, LLC, a Delaware limited liability company.

“Leased Premises” shall mean, collectively, the Land, the Improvements and the Equipment, together with any and all other property and interest in property conveyed to Landlord pursuant to the deeds, bills of sale or other documents executed in connection with the purchase of the Land, the Improvements and the Equipment by Landlord, it being understood that in no event shall the term “Leased Premises” include the fuel cells that are located on the Land on the Closing Date.

“Legal Requirement” or “Legal Requirements” shall mean, as the case may be, any one or more of all present and future laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every duly constituted governmental authority or agency and all covenants, restrictions and conditions now of record which may be applicable to Tenant, Landlord (with respect to the Leased Premises) or to all or any part of or interest in the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Leased Premises, even if compliance therewith (i) necessitates structural changes or improvements (including changes required to comply with the Americans with Disabilities Act) or results in interference with the use or enjoyment of the Leased Premises or (ii) requires Tenant to carry insurance other than as specifically required by the provisions of this Lease; provided that, notwithstanding the foregoing, and for the avoidance of doubt, in no event shall any covenants, restrictions, conditions or requirements imposed by any Mortgage or any other Lien created by Landlord that are not otherwise obligations of Tenant under this Lease be considered as Legal Requirements for purposes of this Lease.

“Lender” or “Lenders” shall mean, collectively, the Trustee and each financial institution or other Person that makes a Loan to Landlord, secured, directly or indirectly, by a Mortgage and evidenced by a Note or which is the holder of the Mortgage and a Note, or an interest therein, as a result of an assignment thereof or otherwise.

“Lien” or “Liens” shall mean any lien, mortgage, pledge, charge, security interest or encumbrance of any kind, or any type of preferential arrangement that has the practical effect of creating a security interest, including, without limitation, any thereof arising under any conditional sale agreement, capital lease or other title retention agreement.

“Loan” shall mean a first lien loan made by a Lender to Landlord secured by a Mortgage and evidenced by a Note.

“Make-Whole Premium” means any make-whole premium, prepayment amount, termination fee or similar amount or charge payable by Landlord in connection with the early payment, in whole or in part, of any Note, provided that the amount of such Make-Whole Premium is not significantly greater than those generally charged by lenders in similar transactions with tenants of similar credit quality to Tenant and with a similar loan term at the time that Landlord issues such Note.

“Mortgage” shall mean a first priority mortgage, deed of trust or similar security instrument hereafter executed by Landlord covering the Leased Premises to secure the repayment of a Loan.

“Net Award” shall mean the entire award payable to Landlord or the Trustee by reason of a Condemnation, less any reasonable expenses incurred by Landlord or the Trustee in collecting such award.

“Net Proceeds” shall mean the entire proceeds of any insurance required under clause (i), (iv), or (vi) of Paragraph 14(a) of this Lease, less any actual and reasonable expenses incurred by Tenant, Landlord or Trustee in collecting such proceeds.

“Note” or “Notes” shall mean a promissory note or notes executed by Landlord in favor of a Lender, which note or notes is secured by a Mortgage.

“Notice Amount” shall mean $2,500,000.

“Permitted Encumbrances” shall mean those covenants, restrictions, reservations, Liens, conditions, encroachments, easements and other matters of title that affect the Leased Premises as of the Closing Date.

“Person” shall mean an individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, non-incorporated organization or government or any agency or political subdivision thereof.

“Prime Rate” shall mean the prime rate of interest published in The Wall Street Journal or its successor, from time to time.

“Purchase Procedure” shall mean the procedure set forth on Exhibit C.

“Record Agreement” shall mean an easement agreement, restrictive covenant, declaration, right-of-way, conditions, reservations or any other agreement or document of record now or hereafter approved by Tenant and affecting the Leased Premises; provided that, for the avoidance of doubt, in no event shall any Mortgage or any Lien created by Landlord in connection with borrowed money be considered as a Record Agreement for purposes of this Agreement.

“Release” shall mean the release or the threatened release of any Hazardous Materials into or upon any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, escaping, emptying, placement and the like.

“Renewal Option Notice” shall mean a written notice from Tenant to Landlord of its election to extend the Term (or any then Renewal Term) of this Lease pursuant to Paragraph 5 of this Lease.

“Renewal Term” shall mean an additional Lease term of five (5) years.

“Replaced Equipment” shall mean Equipment that has been replaced by Tenant with Replacement Equipment.

“Replacement Equipment” shall mean operational equipment or other parts used by Tenant to replace any of the Equipment, it being understood that Tenant shall not be obligated to replace Equipment with equipment that is the same as the replaced Equipment, but may use equipment that reflects the available technology and practice at the time of such replacement.

“Requisition” shall mean any temporary condemnation or confiscation of the use or occupancy of the Leased Premises by any Governmental Authority, civil or military, whether pursuant to an agreement with such Governmental Authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

“Restoration” shall mean, following a casualty or Condemnation, the restoration of the Leased Premises to as nearly as possible its value, condition and character immediately prior to such casualty or Condemnation, in accordance with the provisions of this Lease, including but not limited to the provisions of Paragraphs 11(a), 12 and 15.

“Restoration Award” shall mean that portion of the Net Award equal to the cost of Restoration.

“Restoration Fund” shall mean, collectively, the Net Proceeds, Restoration Award and Tenant’s Insurance Payment.

“Sale Closing Date” shall mean the date on which Tenant purchases the Leased Premises pursuant to its right of first refusal as set forth in Paragraph 32.

“SEC” means the Securities and Exchange Commission.

“State” shall mean the State or Commonwealth in which the Leased Premises is situated.

“Structural Alteration” shall mean an Alteration that (i) will result in a change in the footprint of the Improvements, (ii) involves the addition of one or more floors to the Improvements, (iii) affects the structural elements or any exterior walls of the Improvements (other than window replacements), (iv) decreases the rentable square footage of the Leased Premises other than to a de minimis extent or (v) adversely affects the proper functioning and/or capacity of the building systems in the Improvements.

“Taking” shall mean any taking of the Leased Premises, or any portion thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceedings or by any other means.

“Tax” or “Taxes” shall mean the following present and future taxes, including receipts, sales, use, leasing, value added, franchise, doing business, transfer, capital, property (tangible or intangible, and including any increases thereto, or payments thereof, pursuant to the application of “Proposition 13”), ad valorem, municipal assessments, excise and stamp taxes, levies, imposts, duties, charges, assessments or withholding, together with any penalties, fines, additions or interest thereon or additions thereto (any of the forgoing being referred to herein individually as a “Tax”), imposed by any Governmental Authority. Taxes shall include the costs of any contest or appeal pursued which reduces the Taxes (or attempts to do so), including reasonable attorneys’ fees and costs incident thereto. Without limiting the foregoing, if at any time during the term of this Lease the methods of taxation prevailing at the execution hereof shall be changed or altered so that in lieu of, or as a supplement or addition to, or a substitute for the whole or any part of, the real estate taxes or assessments now or from time to time thereafter levied, assessed or imposed by applicable taxing authorities for the funding of governmental services, there shall be imposed (i) a tax, assessment, levy, imposition or charge, wholly or partially as a capital levy or otherwise, on the gross rents received or otherwise attributable to the Leased Premises, or (ii) a tax, assessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Leased Premises or this Lease, and imposed on Landlord under this Lease or any portion thereof, or (iii) a license fee or other fee or tax measured by the gross rent payable under this Lease, or (iv) any other tax, assessment, levy, charge, fee or the like payable with respect to the Leased Premises, the rents, issues and profits thereof, then all such taxes, assessments, levies, impositions and/or charges, or the part thereof so measured or based, shall be deemed to be Taxes.

“Tenant” shall mean DreamWorks Animation SKG, Inc., a Delaware corporation.

“Tenant’s Award” shall mean, to the extent Tenant shall have a right to make a separate claim therefor against the condemnor, any award or payment (in connection with a Condemnation) for Tenant’s leasehold interest hereunder, relocation assistance available to Tenant under federal or state law including, but not limited to, on account of Trade Fixtures, Tenant’s moving expenses and Tenant’s out-of-pocket expenses incidental to the move, if available.

“Tenant’s Insurance Payment” shall mean, in the event of damage or destruction, the amount of the proceeds that would have been payable under the third-party insurance required to be maintained pursuant to Paragraph 14(a)(i), (iv) or (vi) had such insurance program been in effect.

“Tenant’s Termination Notice” shall mean a written notice from Tenant to Landlord of Tenant’s intention to terminate this Lease in accordance with Paragraph 13 or 14 of this Lease, which notice shall set forth the Termination Date.

“Term” shall mean the Initial Term, together with any Renewal Term.

“Termination Date” shall mean the date for the termination of this Lease pursuant to Tenant’s Termination Notice, which date shall be on a Basic Rent Payment Date occurring no sooner than thirty (30) days after the date of such Tenant’s Termination Notice.

“Threshold Amount” shall mean $10,000,000.

“Trade Fixtures” shall mean all furniture, fixtures, equipment and other items of personal property (whether or not attached to the Improvements) that are owned by Tenant and used in connection with the operation of the business conducted on the Leased Premises, and that are not necessary for the operation of the Leased Premises for use as a Facility.

“Trustee” shall mean any trustee for the benefit of lenders providing financing to Landlord in connection with the Leased Premises, and any successor thereto. If no Notes are outstanding as of any date of determination, each reference to the Trustee in this Lease shall be inapplicable, and any payments to be made, or notices to be given, to the Trustee shall be paid or given, as the case may be, to Landlord.